Exhibit 99.1

SAFECO CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Safeco Corporation:

We have audited the accompanying consolidated balance sheets of Safeco Corporation and subsidiaries (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Safeco Corporation and subsidiaries at December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

As described in Note 1 to the consolidated financial statements, in 2006 Safeco Corporation and subsidiaries changed their method of accounting for share-based payments and their method of accounting for defined benefit pension and other postretirement benefits.

/s/ ERNST & YOUNG LLP

Seattle, Washington
February 26, 2008

SAFECO CORPORATION

FINANCIAL STATEMENTS
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2007	2006	2005
	(In millions, except per share amounts)

REVENUES
Net Earned Premiums	$5,576.0	$5,608.3	$5,805.4
Net Investment Income	486.7	509.1	485.1
Net Realized Investment Gains	146.1	3.8	60.4
Gains on Sales of Real Estate	—	168.7	—

Total Revenues	6,208.8	6,289.9	6,350.9

EXPENSES
Losses and Loss Adjustment Expenses	3,520.5	3,279.8	3,635.0
Amortization of Deferred Policy Acquisition Costs	954.2	927.9	973.1
Other Underwriting and Operating Expenses	633.6	691.1	661.8
Interest Expense	68.7	91.4	88.6
Contributions to Safeco Insurance Foundation	60.0	30.0	—
Losses on Debt Repurchases	16.6	4.5	4.0
Restructuring and Asset Impairment Charges	3.1	25.7	2.7

Total Expenses	5,256.7	5,050.4	5,365.2

Income before Income Taxes	952.1	1,239.5	985.7
Provision for Income Taxes	244.3	359.5	294.6

Net Income	$707.8	$880.0	$691.1

NET INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock — Diluted	$6.97	$7.51	$5.43
Net Income Per Share of Common Stock — Basic	$7.01	$7.56	$5.49

DIVIDENDS DECLARED PER SHARE	$1.50	$1.15	$0.97

See Notes to Consolidated Financial Statements.

SAFECO CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
	(In millions)

ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value (Cost or amortized cost: $7,615.2; $8,901.6)	$7,763.9	$9,119.0
Marketable Equity Securities, at Fair Value (Cost: $993.2; $1,018.4)	1,402.6	1,529.7
Other Invested Assets, at cost which approximates fair value	48.6	14.3

Total Investments	9,215.1	10,663.0
Cash and Cash Equivalents	532.0	287.6
Accrued Investment Income	108.4	126.5
Premiums and Service Fees Receivable	1,074.7	1,085.6
Deferred Policy Acquisition Costs	415.7	383.9
Reinsurance Recoverables	461.9	429.9
Property and Equipment for Company Use (At cost less accumulated depreciation: $204.6; $211.9)	214.8	144.4
Current Income Taxes Recoverable	32.3	74.8
Net Deferred Income Tax Assets	157.9	143.7
Other Assets	96.6	114.6
Securities Lending Collateral	331.0	759.0

Total Assets	$12,640.4	$14,213.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,185.0	$5,171.4
Unearned Premiums	2,240.9	2,175.3
Debt	704.0	1,250.0
Other Liabilities	765.4	913.1
Securities Lending Payable	331.0	759.0

Total Liabilities	9,226.3	10,268.8

Commitment and Contingencies	—	—
Restricted Stock Rights	21.5	16.3

Preferred Stock, No Par Value Shares Authorized: 10 Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value Shares Authorized: 300 Shares Reserved for Stock Awards: 4.3; 4.9 Shares Issued and Outstanding: 89.7; 105.3	—	3.2
Retained Earnings	3,025.3	3,440.5
Accumulated Other Comprehensive Income, Net of Taxes	367.3	484.2

Total Shareholders’ Equity	3,392.6	3,927.9

Total Liabilities & Shareholders’ Equity	$12,640.4	$14,213.0

See Notes to Consolidated Financial Statements.

SAFECO CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006	2005
	(In millions)

OPERATING ACTIVITIES
Insurance Premiums Received	$5,632.5	$5,637.4	$5,824.6
Dividends and Interest Received	527.9	554.0	532.8
Losses and Loss Adjustment Expenses Paid	(3,555.3)	(3,436.3)	(3,547.8)
Underwriting, Acquisition and Other Operating Costs Paid	(1,610.2)	(1,635.6)	(1,497.9)
Interest Paid	(82.0)	(91.4)	(86.5)
Income Taxes Paid	(149.9)	(299.6)	(204.1)

Net Cash Provided by Operating Activities	763.0	728.5	1,021.1

INVESTING ACTIVITIES
Purchases of:
Fixed Maturities Available-for-Sale	(1,587.2)	(2,469.9)	(2,228.1)
Marketable Equity Securities Available-for-Sale	(587.0)	(595.1)	(311.7)
Property and Equipment for Company Use	(114.3)	(46.6)	(28.6)
Sales of:
Fixed Maturities Available-for-Sale	1,945.2	1,911.0	984.1
Marketable Equity Securities Available-for-Sale	679.1	332.5	287.7
Real Estate	2.1	372.1	—
Maturities and Calls of Fixed Maturities Available-for-Sale	817.2	803.5	951.8
Retirement of Capital Trust Securities	26.3	—	—
Securities Lending Collateral Returned (Invested)	428.0	(215.6)	(42.7)
Sale of Subsidiary, Net of Cash Sold	5.4	(34.2)	—
Other, Net	(17.9)	(1.5)	(0.1)

Net Cash Provided by (Used in) Investing Activities	1,596.9	56.2	(387.6)

FINANCING ACTIVITIES
Common Shares Reacquired	(1,000.0)	(1,165.2)	(255.9)
Repurchases of Debt	(558.9)	(60.4)	(29.8)
Securities Lending Collateral (Paid) Received	(428.0)	215.6	42.7
Dividends Paid to Shareholders	(144.2)	(130.2)	(118.9)
Stock Options Exercised	15.6	86.8	32.8

Net Cash Used in Financing Activities	(2,115.5)	(1,053.4)	(329.1)

Net Increase (Decrease) in Cash and Cash Equivalents	244.4	(268.7)	304.4
Cash and Cash Equivalents at Beginning of Year	287.6	556.3	251.9

Cash and Cash Equivalents at End of Year	$532.0	$287.6	$556.3

See Notes to Consolidated Financial Statements.

SAFECO CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS —
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

	Year Ended December 31,
	2007	2006	2005
	(In millions)

Net Income	$707.8	$880.0	$691.1

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net Realized Investment Gains	(146.1)	(3.8)	(60.4)
Accretion of Discount and Amortization of Premium on Fixed Maturities	23.8	39.3	48.3
Amortization, Depreciation and Impairments	49.4	59.7	51.2
Deferred Income Tax Provision	48.5	70.0	90.4
Gains on Sales of Real Estate	—	(168.7)	—
Non-cash Contributions to Safeco Insurance Foundation	60.0	30.0	—
Losses on Debt Repurchases	16.6	4.5	4.1
Other, Net	6.2	(6.0)	26.3
Changes in, Net of Dispositions:
Accrued Investment Income	18.1	4.9	(1.7)
Premiums and Service Fees Receivable	10.9	(0.9)	62.9
Current Income Taxes Recoverable	42.5	(23.1)	(2.1)
Deferred Policy Acquisition Costs	(31.8)	(7.5)	5.8
Loss and Loss Adjustment Expense Reserves	13.6	(186.8)	148.9
Unearned Premiums	65.6	35.5	(11.2)
Other Assets and Liabilities	(122.1)	1.4	(32.5)

Total Adjustments	55.2	(151.5)	330.0

Net Cash Provided by Operating Activities	$763.0	$728.5	$1,021.1

As described in Note 1, we issued 866,685 shares to settle an accelerated share repurchase program in the year ended December 31, 2007.

There were no significant non-cash financing or investing activities for the years ended December 31, 2007, 2006 or 2005, except as provided above.

See Notes to Consolidated Financial Statements.

SAFECO CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Year Ended December 31,
	2007	2006	2005
	(In millions, except share amounts)

COMMON STOCK
Balance at Beginning of Year	$3.2	$434.8	$641.8
Shares Issued for Options and Rights (includes Taxes of $3.4; $12.6; $5.1)	16.7	94.4	37.9
Share-based Compensation	7.9	3.0	11.0
Shares Reacquired	(27.8)	(523.6)	(255.9)
Reclassification of Share-Based Payments to Liabilities	—	(5.4)	—

Balance at End of Year	—	3.2	434.8

RETAINED EARNINGS
Balance at Beginning of Year	3,440.5	3,333.0	2,763.8
Net Income	707.8	880.0	691.1
Dividends Declared	(150.1)	(130.9)	(121.9)
Shares Reacquired	(972.2)	(641.6)	—
Cumulative Effect of Adoption of FIN 48	(0.7)	—	—

Balance at End of Year	3,025.3	3,440.5	3,333.0

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET OF TAXES
Balance at Beginning of Year	484.2	356.8	515.3
Adoption of SFAS 158	—	10.4	—
Other Comprehensive Income (Loss)	(116.9)	117.0	(158.5)

Balance at End of Year	367.3	484.2	356.8

SHAREHOLDERS’ EQUITY	$3,392.6	$3,927.9	$4,124.6

COMMON SHARES OUTSTANDING
Number of Shares Outstanding at Beginning of Year	105,341,791	123,584,593	126,958,493
Shares Issued for Accelerated Share Repurchase Settlement	866,685	—	—
Shares Issued for Options and Rights	484,399	2,414,734	1,145,340
Shares Reacquired	(16,961,729)	(20,657,536)	(4,519,240)

Number of Shares Outstanding at End of Year	89,731,146	105,341,791	123,584,593

See Notes to Consolidated Financial Statements.

SAFECO CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended December 31,
	2007	2006	2005
	(In millions)

Net Income	$707.8	$880.0	$691.1
Other Comprehensive Income (Loss), Net of Taxes:
Change in Unrealized Gains and Loss on Available-for-Sale Securities	4.2	128.7	(121.3)
Reclassification Adjustment for Net Realized Investment Gains Included in Net Income	(115.3)	(11.7)	(43.5)
Amortization of Pension and Other Postretirement Benefit Amounts	(5.8)	—	—
Foreign Currency Translation Adjustments	—	—	6.3

Other Comprehensive Income (Loss)	(116.9)	117.0	(158.5)

Comprehensive Income	$590.9	$997.0	$532.6

See Notes to Consolidated Financial Statements.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in millions except for ratios and per share data, unless noted otherwise)

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Safeco Corporation is a Washington corporation operating across the United States. We sell property and casualty insurance to drivers, homeowners and small- and mid-sized businesses. We also sell Surety bonds to contractors and businesses. We generate virtually all of our premiums from these activities.

Throughout our Consolidated Financial Statements, we refer to Safeco Corporation and its subsidiaries as “Safeco,” “we” and “our.” We refer to the property and casualty businesses as “Property & Casualty” and “P&C.” We refer to all other continuing activities, primarily the financing of our business activities, as “Corporate.”

BASIS OF PRESENTATION

We have prepared our Consolidated Financial Statements in conformity with U.S. generally accepted accounting principles (GAAP). Preparing financial statements in conformity with GAAP requires us to make estimates and assumptions that may affect the amounts reported in our Consolidated Financial Statements and Notes to the Consolidated Financial Statements. Actual results could differ from those estimates.

Our Consolidated Financial Statements include Safeco Corporation and its subsidiaries. We have eliminated all intercompany transactions and balances in our Consolidated Financial Statements.

We made certain reclassifications to prior-year amounts for consistency with our current-year presentation. These reclassifications did not affect shareholders’ equity, or net income and has an immaterial effect on cash flows from operations and financing activities. The net effect on cash flows from operations was $1.1, due to the reclassification of the write-off of deferred debt costs from financing activities to operating activities.

PREMIUM REVENUE RECOGNITION

We include insurance premiums in revenues as they are earned over the terms of the policies. We determine the earned portion on a daily pro-rata basis — an equal portion of the premium is reported as earned premium revenue for each day of the policy term. We report the unearned portion of the policy premium as a liability on our Consolidated Balance Sheets, before the effect of any reinsurance.

EARNINGS PER SHARE

We calculate basic earnings per share by dividing net income by the weighted-average number of common shares outstanding during the year. We do not consider our RSRs to be participating securities in calculating basic earnings per share even though dividends are paid on these awards prior to vesting. Diluted earnings per share include the weighted-average common shares outstanding during the year plus the weighted-average of potential dilutive common shares outstanding during the year. Potential dilutive common shares include restricted stock rights and performance measure restricted stock rights (collectively, RSRs) and outstanding stock options, which are calculated using the treasury stock method. Potential dilutive common shares also include any shares used to settle or assumed to be used to settle our accelerated share repurchase program, which are calculated using the if-converted method. In 2007, we excluded 494,000 stock options from the dilutive earnings per share calculation because their inclusion would have been antidilutive compared with 259,770 stock options excluded in 2006. No stock options were antidilutive in 2005.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Diluted and Basic Average Shares Outstanding and Net Income per Share are summarized as follows:

	Year Ended December 31,
	2007	2006	2005

NET INCOME COMPUTATION OF NET INCOME PER SHARE
Diluted:
Average Number of Common Shares Outstanding	101.0	116.4	125.9
Additional Common Shares Assumed Issued	0.6	0.7	1.3

Average Shares Outstanding- Diluted	101.6	117.1	127.2

Net Income Per Share — Diluted	$6.97	$7.51	$5.43

Basic:
Average Number of Common Shares Outstanding	101.0	116.4	125.9

Net Income Per Share — Basic	$7.01	$7.56	$5.49

INVESTMENTS

Our investments include fixed maturities and marketable equity securities, which we report at fair value as Available-for-Sale Securities on our Consolidated Balance Sheets and other invested assets, which are reported at cost or equity, which approximates fair value. The fixed maturities we invest in include bonds, mortgage-backed securities and redeemable preferred stock. The marketable equity securities we invest in include common stock and non-redeemable preferred stock. We report fluctuations between cost and fair value of these securities as unrealized investment gains and losses, net of deferred income taxes, in Accumulated Other Comprehensive Income (AOCI) on our Consolidated Balance Sheets, with changes from period to period in Other Comprehensive Income.

Other Invested Assets includes our investments in various limited partnerships. We invest in limited partnerships that seek either long-term capital appreciation, the benefit of providing tax credits or to capitalize on recent credit market activity. Investments in limited partnerships are stated at their underlying equity value. As a limited liability partner, we contribute capital and share an interest in the limited partnership profits, losses or tax credits.

Investment income consists primarily of interest and dividends. Interest is recognized on an accrual basis and dividends are recognized on the date of record.

We adjust the cost of fixed maturities for amortization of purchase premiums and accretion of purchase discounts from the time of purchase of the security to its maturity. This amortization and accretion is included in Net Investment Income in our Consolidated Statements of Income.

For mortgage-backed securities, we recognize income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. Quarterly, we compare our prepayments received to our scheduled prepayments to recalculate the effective yield. The effective yield reflects actual payments-to-date plus anticipated future payments. We include any resulting difference from this comparison as an adjustment to Net Investment Income in our Consolidated Statements of Income and recognize future income using the revised effective yield.

When we consider the collectibility of interest income for fixed maturities to be doubtful, we reverse any accrued but uncollectible interest income against Net Investment Income in the current period. We then place the securities on non-accrual status and do not restore them to accrual status until all the delinquent interest and principal is paid.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We determine net realized investment gains by identifying the cost and calculating the gain or loss of each specific security sold. We regularly review the fair value of our investments. Invested assets are subject to various risks, such as interest rate, market and credit risks. Periodic changes in fair values of our investments are reported as a component of AOCI on our Consolidated Balance Sheets and are not reflected in the operating results of any period until we sell the security or when declines in fair value are determined to be other-than-temporary. If the fair value of any of our investments falls below our cost or amortized cost basis in the investment, we analyze the decrease to determine whether it is an other-than-temporary decline in fair value.

To make this determination for each security, we consider:

•	How long and by how much the fair value of the security has been below its cost or amortized cost

•	The current financial condition and future prospects of the issuer of the security, including any specific events that may affect its operations or earnings potential

•	Our intent and ability to keep the security long enough for us to recover its value

•	Any downgrades of the security by a rating agency

•	Any reduction or elimination of dividends or non-payment of scheduled interest payments

Based on our analysis, we make a judgment as to whether the decline is other-than-temporary. Sometimes, an investment decline we consider temporary in one period can become other-than-temporary in a future period. If the decline is other-than-temporary, we report an impairment charge within Net Realized Investment Gains in our Consolidated Statements of Income in the period we make that determination.

We use a variety of sources and methods to determine the fair value of our investments. Where quoted market prices or other public market pricing information is not available, as in the case of securities that are not publicly traded, we use other valuation techniques. These valuation techniques include using independent pricing sources, identifying comparable securities with quoted market prices, evaluating discounted cash flows and using internally prepared valuations based on certain modeling and pricing methods. Our investment portfolio at December 31, 2007 included $71.3 of fixed maturities and $78.5 of marketable equity securities that were not publicly traded. Our investment portfolio at December 31, 2006 included $114.8 of fixed maturities and $29.4 of marketable equity securities that were not publicly traded.

SECURITIES LENDING

We lend certain securities from our investment portfolio to other institutions for short periods of time. We receive initial collateral at 102% of the market value of any security we loan. The borrower deposits this collateral with a lending agent who invests the collateral to generate additional income according to our guidelines. The market values of the loaned securities are monitored on a daily basis. Additional collateral is added or refunded as the market values of the loaned securities fluctuate, maintaining collateral values of at least 102% at all times. We maintain full ownership rights to the securities that we have loaned and accordingly the loaned securities are classified as Investments in our Consolidated Balance Sheets. We report the Securities Lending Collateral and the corresponding Securities Lending Payable on our Consolidated Balance Sheets as assets and liabilities, and the changes to these balances in our Consolidated Statements of Cash Flows as investing activities and financing activities.

We had a market value of $233.3 of fixed maturities and $90.8 of marketable equity securities loaned at December 31, 2007. We had a market value of $578.1 of fixed maturities and $159.9 of marketable equity securities loaned at December 31, 2006.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are short-term highly liquid investments that have original maturities of three months or less at the time we purchase them. We report cash and cash equivalents at our cost, which approximates fair value.

DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments are reported at fair value in our Consolidated Balance Sheets. We recognize the change in fair value of a derivative depending on our intended use of the derivative and whether it is effective as part of a hedging transaction. We apply hedge accounting treatment under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” for derivatives that are highly effective and that we designate as hedges.

We formally document all relationships between the hedging instruments and hedged items, as well as our risk-management objectives and strategies for undertaking various hedge transactions. We also assess, both at the inception of the hedge and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting the changes in fair values of hedged items. When we determine that a derivative is not highly effective as a hedge, we discontinue hedge accounting on a prospective basis.

When the change in fair value of the derivative does not perfectly offset the changes in fair value of the hedged transaction, we recognize the ineffective portion in Net Realized Investment Gains in the Consolidated Statements of Income. For derivatives that do not qualify for hedge accounting treatment under SFAS 133, we report the changes in fair value of these derivatives in Net Realized Investment Gains in our Consolidated Statements of Income. During 2007, 2006 and 2005, we recognized no amounts in earnings due to hedge ineffectiveness.

Our investments in mortgage-backed securities principally include collateralized mortgage obligations and pass-through and commercial loan-backed mortgage obligations. Such instruments are exempt from the derivative disclosure and accounting requirements under SFAS 133 at December 31, 2006. Effective January 1, 2007, we adopted SFAS 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140,” which applies to these types of instruments if acquired, issued, or are subject to remeasurement after January 1, 2007. Adoption of this statement did not have a material impact on our financial condition or results of operations.

INCOME TAXES

We file a consolidated U.S. income tax return including all of our subsidiaries. We account for income taxes using the liability method. The provision for income taxes has two components, amounts currently payable or receivable and deferred amounts. We recognize deferred income taxes for temporary differences — the differences between the GAAP financial statement carrying amounts of assets and liabilities and those we are required to use in the tax return. Such temporary differences relate primarily to unrealized gains and losses on investments and differences in the recognition of deferred policy acquisition costs, loss and loss adjustment expense reserves, goodwill and unearned premiums. We report the tax effect of these temporary differences as deferred income tax assets and liabilities on our Consolidated Balance Sheets, measured using enacted laws and income tax rates that are currently in effect.

At December 31, 2007, we had $524.6 of gross deferred income tax assets compared with $568.1 in 2006. Gross deferred income tax assets are composed of temporary differences created as a result of amounts deductible for taxes in future periods. Although realization of deferred income tax assets is not assured, we believe they will be realized through future earnings, including but not limited to the generation of future operating income, reversal of existing temporary differences and available tax planning strategies. Accordingly, we have not recorded a valuation allowance for these assets.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We adopted the provisions of FASB Interpretation No.(FIN) 48 “Accounting for Uncertainty in Income Taxes,” on January 1, 2007. As a result of the implementation of FIN 48, we recognized a $0.7 increase in the liability for unrecognized tax benefits, which was accounted for as a reduction to Retained Earnings in our Consolidated Balance Sheets at January 1, 2007. Prior to 2007, we determined our tax contingencies in accordance with SFAS 5, “Accounting for Contingencies.”

REINSURANCE

The reinsurance we buy limits our losses on certain individual risks and reduces our exposure to catastrophic events. We purchase reinsurance from several reinsurers and are not dependent upon any single reinsurer. Reinsurance does not eliminate our liability to our policyholders. We remain primarily liable to policyholders for the risks we insure in the event reinsurers do not meet their obligations.

We assess our reinsurance contracts to ensure that underwriting risk — the reasonable possibility of significant loss — and timing risk — the reasonable possibility of a significant variation in the timing of cash flows — are transferred to the reinsurer.

Our income recognition for reinsurance contracts follows that of the underlying policies. We estimate reinsurance recoverables in a manner consistent with the claim liability associated with the reinsured policy.

Determining reinsurance recoverables requires us to make estimates because we do not know the exact amount due from the reinsurer until all our underlying losses are settled. The amount of reinsurance recoverables varies depending on the size of individual losses and the aggregate amount of losses in particular lines of business.

DEFERRED POLICY ACQUISITION COSTS

When we issue an insurance policy, we defer certain directly related costs, including commissions, premium taxes, underwriting and other costs. These Deferred Policy Acquisition Costs (DAC) are amortized into expenses over the period the related premiums are earned in our Consolidated Statements of Income. We report DAC net of acquisition costs that we cede to our reinsurers. Every quarter, we evaluate DAC for recoverability by comparing our unearned premiums to our estimated total expected claim costs and related expenses, offset by anticipated investment income. We perform this assessment of recoverability for all Safeco Personal Insurance (SPI) lines, all Safeco Business Insurance (SBI) lines and Surety products — this is consistent with our approach to issuing and servicing the underlying policies. We do not record DAC for our P&C Other business. We would reduce the DAC asset if unearned premiums were less than expected claims and expenses after considering investment income. We report any adjustments in Amortization of DAC in our Consolidated Statements of Income. We made no such adjustments in 2007, 2006 or 2005.

PROPERTY AND EQUIPMENT FOR COMPANY USE

We report property and equipment used in operations, including certain costs incurred to develop or purchase computer software for internal use, on our Consolidated Balance Sheets at cost less accumulated depreciation.

We record depreciation using the straight-line method on buildings for company use, equipment and capitalized software at various rates based on our estimates of their useful lives, which generally range from 3 to 25 years. Depreciation expense was $45.5 for 2007, $40.1 for 2006 and $48.7 for 2005. We record amortization on leasehold improvements over the terms of the leases which range from 1 to 15 years.

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. We recognize an impairment loss when the fair value of an

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

asset is less than the carrying value of the asset and we reduce the carrying amount of the asset to its estimated fair value based on quoted market prices or other valuation techniques.

LEASES

We review our leases for capital or operating classification at their inception under the guidance of SFAS 13, “Accounting for Leases,” as amended. Our operating leases include cost escalation clauses and require payment of real estate taxes, insurance and common area maintenance, in addition to rent, with staggered lease terms that run to 2018 with options to renew to 2039. We recognize our rent expense on a straight-line basis from the date we take possession of the property to the end of the lease term, with differences between rent expense and rent paid recorded in other liabilities on our Consolidated Balance Sheets.

LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES

Loss and Loss Adjustment Expense (LAE) Reserves reflect our estimates of ultimate amounts for losses from claims and related settlement expenses that we have not yet paid to settle both reported and unreported claims.

We record two categories of loss and LAE reserves — case-basis reserves and incurred but not reported (IBNR) reserves.

We estimate case-basis reserves as the amounts we will have to pay for losses that have already been reported to us but are not yet fully paid. These amounts include related legal expenses and other costs associated with resolving and settling a particular claim.

We establish IBNR reserves at the end of each reporting period to estimate the amount we will have to pay for:

•	Losses that have occurred, but have not yet been reported to us

•	Losses that have been reported to us that may ultimately be paid out differently than expected by our case-basis reserves

•	Losses that have been paid and closed, but may reopen and require future payment

•	Expenses related to resolving and settling these losses

We do not discount any of our reserves to fair value.

We use actuarial methods combined with judgment to estimate IBNR reserves. Estimating loss and LAE reserves is a complex process because the ultimate losses are uncertain. Some claims will be paid out over a number of years, and there may be a significant lag between the time a loss occurs and the time it is reported to us. We make significant judgments and assumptions about many internal variables and external factors. Examples of internal variables include changes in our claims handling practices and changes in our business mix. Examples of external factors include trends in loss costs, economic inflation, judicial changes, legislative changes and regulatory changes. Because estimating reserves requires us to use assumptions and judgments, our actual future losses may differ from our estimates.

Estimating our loss and LAE reserves is an ongoing process. Our loss and LAE reserves represent our best estimate of ultimate future payments associated with losses and related expenses net of salvage (the amount we recover from property that becomes ours after we pay for a total loss) and subrogation (our right to recover payments from third parties), giving consideration to the uncertainties inherent to the estimates. We record any adjustments to these reserves in the periods in which we change the estimates to Losses and Loss Adjustment Expenses in our Consolidated Statements of Income.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SHARE REPURCHASES

When we repurchase any of our common shares, we reduce our common stock, or retained earnings if common stock is zero, to reflect the repurchase on our Consolidated Balance Sheets. In accordance with the Washington Business Corporation Act, we do not show treasury stock as a separate reduction to Shareholders’ Equity on our Consolidated Balance Sheets.

We repurchase shares under Rule 10b5-1 trading plans, open market purchases, and accelerated share repurchase (ASR) programs. Rule 10b5-1 trading plans allow us to repurchase our shares during periods when we would normally not be active in the market because of our own internal trading windows. Through ASR programs, we return excess capital to shareholders and immediately reduce the number of our common shares outstanding. The dealer obtains the shares that we repurchase by borrowing them on the open market and then purchasing shares in the market over time to repay the borrowed shares. When we repurchase shares through ASR programs we are required to pay the dealer a price adjustment equal to the difference between the share price at contract execution and the actual volume-weighted average price of our shares in the market during the program.

In December 2007, we received approval from our Board of Directors (the Board) to repurchase up to $500.0 of our outstanding common stock in open market purchases. As of December 31, 2007, we purchased no shares under this plan.

We summarize our share activity for 2005, 2006 and 2007 below:

	Number of	Average
	Shares	Price Paid
	Purchased	per
Program	(Issued)	Share (*)	Total Cost

2005 Repurchases
2005 Accelerated Share Repurchases	2,752,300	$54.50	$145.9
10b5-1 Plans	1,756,278	53.06	93.3
Other	10,662	55.17	0.6
2004 Accelerated Share Repurchase Settlement	—	—	16.1

Total 2005 Repurchases	4,519,240	$56.62	$255.9

2006 Repurchases
2006 Accelerated Share Repurchases	10,212,766	$58.75	$603.1
10b5-1 Plans	9,966,970	53.80	536.4
Open Market Purchases	477,800	53.69	25.7

Total 2006 Repurchases	20,657,536	$56.24	$1,165.2

2007 Repurchases
10b5-1 Plans	13,551,929	$59.30	$803.9
Open Market Purchases	3,409,800	57.50	196.1

Repurchases under 10b5-1 Plans and Open Market Purchases	16,961,729	58.94	1,000.0
2006 Accelerated Share Repurchase Settlement	(866,685)	—	—

Total 2007 Repurchases	16,095,044	$58.94	$1,000.0

*	Transaction costs and price adjustments are excluded from the average price per share amount.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SHARE — BASED COMPENSATION EXPENSE

Effective January 1, 2003, we adopted the fair value method of accounting for stock-based compensation awards as defined in SFAS 123, “Accounting for Stock-Based Compensation,” using the prospective basis transition method. On January 1, 2006, we adopted the fair value recognition provisions of SFAS 123(R) using the modified prospective transition method. Under that transition method, we recognized compensation cost upon adoption for all share-based payments granted prior to January 1, 2003, but not vested as of January 1, 2006, in accordance with the original provisions of SFAS 123. We also recognized compensation cost in 2006 for all share-based payments granted after January 1, 2006, based on the grant date fair value. Effective January 1, 2006, we began recognizing compensation cost for prospective awards using the straight-line method.

As a result of adopting SFAS 123(R), our 2006 income before income taxes was $1.3 higher, our 2006 net income was $0.8 higher and our basic and diluted earnings per share both were $0.01 higher than if we had continued to recognize compensation cost under SFAS 123. Our adoption of SFAS 123(R) did not have a material impact on our Consolidated Balance Sheets or Consolidated Statements of Cash Flows.

Prior to the adoption of SFAS 123(R), we presented all tax benefits of deductions resulting from the exercise of stock options as cash flows from operating activities in our Consolidated Statement of Cash Flows. Effective January 1, 2006, the cash flows resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) are presented as cash flows from financing activities. We did not restate results for prior periods.

Effective January 1, 2006, with the adoption of SFAS 123(R), we classified our outstanding restricted stock rights and performance measure restricted stock rights as liability awards, as the holder had the option to settle the awards in cash. On December 28, 2006, we modified our RSRs to require settlement in shares unless settled as a result of a change in control. As a result, we classified our restricted stock rights in the temporary equity section of our Consolidated Balance Sheets as of that date.

VARIABLE INTEREST ENTITIES

An entity is considered a Variable Interest Entity (VIE) if it has:

•	Equity investment at risk that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties

•	Equity investors who cannot make significant decisions about the entity’s operations, or do not absorb the expected losses or receive the expected returns of the entity

FASB Interpretation (FIN) 46(R), “Consolidation of Variable Interest Entities” requires VIEs to be consolidated by their primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. We have identified certain interests in VIEs as defined by FIN 46(R). However, we do not meet the FIN 46(R) definition of “primary beneficiary” for any of these entities and therefore have not consolidated them. FIN 46(R) requires disclosure of the nature of any significant interests in a VIE, a description of the VIE’s activities and the maximum exposure to potential losses due to our involvement.

In June 1997, Safeco Corporation formed Safeco Capital Trust (the Trust) for the sole purpose of issuing $850.0 in Trust Preferred Securities (Capital Securities) to the public. The Trust used the proceeds from the sale of the Capital Securities to purchase $876.3 of Junior Subordinated Debentures (Debentures) from Safeco Corporation. The balance of these Debentures was $348.6 at December 31, 2006. The Debentures were the sole assets of the Trust, and payments under the Debentures were the sole receipts of the Trust. Upon redemption of these Debentures in July 2007, the Trust was liquidated. We have no other significant interest in a VIE.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NEW ACCOUNTING STANDARDS

New accounting pronouncements that we have adopted or will adopt in the near future are as follows:

SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment to FASB Statement Number 87, 88, 106 and 132(R)” — in September 2006, the FASB issued SFAS 158, which requires us to recognize the over-funded or under-funded status of defined benefit and other postretirement plans as an asset or liability on our consolidated balance sheet. Actuarial gains and losses and prior service costs and credits that have not yet been recognized as a component of net periodic benefit cost as of the statement adoption date are recorded as a component of accumulated other comprehensive income (AOCI). We adopted SFAS 158 as of December 31, 2006 and recorded an adjustment to AOCI of $10.4.

Financial Interpretation Number (FIN) 48, “Accounting for Uncertainty in Income Taxes” — In June 2006, the FASB issued an interpretation of Statement of Financial Accounting Standards (SFAS) 109, “Accounting for Income Taxes,” to create a single model to address accounting for uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. We adopted this interpretation on January 1, 2007, and the impact upon adoption on our Consolidated Balance Sheet and Statement of Shareholders’ Equity was $0.7.

SFAS 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140” — Effective January 1, 2007, we adopted SFAS 155, which applies to certain types of hybrid financial instruments if acquired, issued, or subject to remeasurement after January 1, 2007. Adoption of this statement did not have a material impact on our financial condition or results of operations.

SFAS 157, “Fair Value Measurements” — In September 2006, the FASB issued SFAS 157, which establishes a framework for measuring fair value and requires expanded disclosure about the information used to measure fair value. The statement applies whenever other statements require, or permit, assets or liabilities to be measured at fair value. The statement does not expand the use of fair value in any new circumstances and is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We adopted this statement as of January 1, 2008, and the impact on our financial condition or results of operations was not material.

SFAS 159, “Fair Value Option for Financial Assets and Financial Liabilities” — In February 2007, the FASB issued SFAS 159, which permits entities to voluntarily choose to measure eligible items at fair value at specified election dates. The election is made on an instrument-by-instrument basis and is irrevocable. If the fair value option is elected for an instrument, the statement specifies that entities report unrealized gains and losses at each subsequent reporting date in earnings. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We adopted SFAS 159 on January 1, 2008. The adoption of the statement did not impact our financial condition or results of operations as we did not elect the fair value option for any of our instruments.

Emerging Issues Task Force (EITF) Issue No. 06-11, “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards” — In June 2007, the EITF reached consensus on Issue No. 06-11, which requires that the tax benefit related to dividends paid on RSRs be recorded as an increase to equity, rather than a reduction in income tax expense. Issue No. 06-11 is effective for fiscal years beginning after September 15, 2007. We adopted Issue No. 06-11 as of January 1, 2008, and the impact on our financial condition and results of operations was not material.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 2:	INVESTMENTS

FIXED MATURITIES AND MARKETABLE EQUITY SECURITIES

The following tables summarize our fixed maturities and marketable equity securities:

	December 31, 2007
	Cost or	Gross	Gross	Net
	Amortized	Unrealized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Gains	Value

Fixed Maturities:
U.S. Government and Agencies	$290.2	$20.3	$(0.2)	$20.1	$310.3
States and Political Subdivisions	4,770.3	135.3	(52.2)	83.1	4,853.4
Foreign Governments	23.9	6.3	—	6.3	30.2

Corporate Securities:
Banks	150.4	4.9	(0.2)	4.7	155.1
Utilities	236.7	6.3	(0.6)	5.7	242.4
Diversified Financial Services	379.0	6.9	(2.2)	4.7	383.7
Other	762.6	18.4	(4.2)	14.2	776.8

Total Corporate Securities	1,528.7	36.5	(7.2)	29.3	1,558.0
Mortgage-Backed Securities	1,002.1	16.7	(6.8)	9.9	1,012.0

Total Fixed Maturities	7,615.2	215.1	(66.4)	148.7	7,763.9
Marketable Equity Securities	993.2	423.5	(14.1)	409.4	1,402.6

Total	$8,608.4	$638.6	$(80.5)	$558.1	$9,166.5

	December 31, 2006
	Cost or	Gross	Gross	Net
	Amortized	Unrealized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Gains (Losses)	Value

Fixed Maturities:
U.S. Government and Agencies	$751.6	$23.1	$(2.6)	$20.5	$772.1
States and Political Subdivisions	4,332.2	184.2	(4.7)	179.5	4,511.7
Foreign Governments	35.9	5.4	(0.2)	5.2	41.1

Corporate Securities:
Banks	655.3	6.9	(3.7)	3.2	658.5
Utilities	246.1	1.4	(2.6)	(1.2)	244.9
Diversified Financial Services	212.0	3.1	(1.6)	1.5	213.5
Other	1,498.4	21.8	(12.6)	9.2	1,507.6

Total Corporate Securities	2,611.8	33.2	(20.5)	12.7	2,624.5
Mortgage-Backed Securities	1,170.1	10.8	(11.3)	(0.5)	1,169.6

Total Fixed Maturities	8,901.6	256.7	(39.3)	217.4	9,119.0
Marketable Equity Securities	1,018.4	514.3	(3.0)	511.3	1,529.7

Total	$9,920.0	$771.0	$(42.3)	$728.7	$10,648.7

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table illustrates the gross unrealized losses and fair values for our investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2007 and 2006:

	December 31, 2007
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Losses	Value	Losses	Value	Losses

Fixed Maturities:
U.S. Government and Agencies	$13.4	$(0.1)	$2.2	$(0.1)	$15.6	$(0.2)
States and Political Subdivisions	1,768.5	(50.7)	62.6	(1.5)	1,831.1	(52.2)
Foreign Governments	—	—	1.3	—	1.3	—
Corporate Securities	304.0	(5.0)	153.0	(2.2)	457.0	(7.2)
Mortgage-Backed Securities	176.3	(4.5)	265.7	(2.3)	442.0	(6.8)

Total Fixed Maturities	2,262.2	(60.3)	484.8	(6.1)	2,747.0	(66.4)
Marketable Equity Securities	194.1	(14.1)	—	—	194.1	(14.1)

Total	$2,456.3	$(74.4)	$484.8	$(6.1)	$2,941.1	$(80.5)

	December 31, 2006
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Losses	Value	Losses	Value	Losses

Fixed Maturities:
U.S. Government and Agencies	$102.0	$(1.1)	$79.1	$(1.5)	$181.1	$(2.6)
States and Political Subdivisions	322.1	(2.4)	176.8	(2.3)	498.9	(4.7)
Foreign Governments	—	—	6.1	(0.2)	6.1	(0.2)
Corporate Securities	374.4	(2.7)	1,182.9	(17.8)	1,557.3	(20.5)
Mortgage-Backed Securities	93.0	(0.8)	660.2	(10.5)	753.2	(11.3)

Total Fixed Maturities	891.5	(7.0)	2,105.1	(32.3)	2,996.6	(39.3)
Marketable Equity Securities	96.0	(3.0)	—	—	96.0	(3.0)

Total	$987.5	$(10.0)	$2,105.1	$(32.3)	$3,092.6	$(42.3)

We reviewed all our investments with unrealized losses at the end of 2007 and 2006. For all investments other than those for which we recognized an impairment charge, our evaluation determined that their declines in fair value were temporary, and we have the intent and ability to hold these securities until they recover in value. In our review, we considered:

•	How long and by how much the fair value of the security has been below its cost or amortized cost

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	The current financial condition and future prospects of the issuer of the security, including any specific events that may affect its operations or earnings potential

•	Our intent and ability to keep the security long enough for us to recover its value

•	Any downgrades of the security by a rating agency

•	Any reduction or elimination of dividends or non-payment of scheduled interest payments

FIXED MATURITIES BY MATURITY DATE

The following table summarizes the cost or amortized cost and fair value of our fixed maturities at December 31, 2007, by contractual years-to-maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties:

	Cost or
	Amortized	Fair
Maturity	Cost	Value

One Year or Less	$244.5	$247.4
Over One Year through Five Years	1,201.6	1,228.1
Over Five Years through Ten Years	992.7	1,023.9
Over Ten Years	4,174.3	4,252.5
Mortgage-Backed Securities	1,002.1	1,012.0

Total Fixed Maturities	$7,615.2	$7,763.9

SECURITIES ON DEPOSIT

We had securities on deposit with state regulatory authorities with an amortized cost of $432.6 at December 31, 2007 and $427.4 at December 31, 2006, and a fair value of $455.4 at December 31, 2007 and $456.9 at December 31, 2006.

NET INVESTMENT INCOME

The following table summarizes our net investment income:

	Year Ended December 31,
	2007	2006	2005

Interest on Fixed Maturities:
Taxable	$219.4	$286.2	$332.5
Non-Taxable	217.4	168.7	115.4
Dividends:
Marketable Equity Securities	29.3	30.5	30.1
Redeemable Preferred Stock	6.2	4.1	3.2
Other	23.7	26.5	10.6

Total Investment Income	496.0	516.0	491.8
Investment Expenses	(9.3)	(6.9)	(6.7)

Net Investment Income	$486.7	$509.1	$485.1

The decrease in net investment income is a result of the shift throughout 2006 to tax-exempt municipal bonds, and an overall lower invested asset base in 2007 due primarily to the sale of securities to fund our debt

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

maturity and redemption, share repurchases and the special dividend paid by our insurance subsidiaries to Safeco Corporation that has not been reinvested.

NET REALIZED INVESTMENT GAINS

The following table summarizes our net realized investment gains:

	Year Ended December 31,
	2007	2006	2005

Net Realized Investment Gains (Losses) from:
Fixed Maturities	$(24.2)	$(50.9)	$(11.4)
Marketable Equity Securities	153.9	49.9	73.4
Other	16.4	4.8	(1.6)

Net Realized Investment Gains	$146.1	$3.8	$60.4

The following tables summarize the proceeds from sales of our investments and components of the related gains (losses) before taxes:

	Year Ended December 31, 2007
		Marketable
	Fixed	Equity
	Maturities	Securities	Other	Total

Proceeds from Sales	$1,945.2	$679.1	$22.8	$2,647.1

Gross Realized Investment Gains	14.1	199.6	—	213.7
Gross Realized Investment Losses	(19.3)	(13.4)	—	(32.7)

Net Realized Investment Gains from Sales	(5.2)	186.2	—	181.0
Impairments	(23.7)	(32.3)	—	(56.0)
Other, Including Gains on Calls and Redemptions	4.7	—	16.4	21.1

Net Realized Investment Gains (Losses)	$(24.2)	$153.9	$16.4	$146.1

	Year Ended December 31, 2006
		Marketable
	Fixed	Equity
	Maturities	Securities	Other		Total

Proceeds from Sales	$1,911.0	$332.5	$20.2	(a)	$2,263.7

Gross Realized Investment Gains	17.2	73.8	—		91.0
Gross Realized Investment Losses	(11.5)	(9.2)	—		(20.7)

Net Realized Investment Gains from Sales	5.7	64.6	—		70.3
Impairments	(64.5)	(14.7)	—		(79.2)
Other, Including Gains on Calls and Redemptions	7.9	—	4.8		12.7

Net Realized Investment Gains (Losses)	$(50.9)	$49.9	$4.8		$3.8

(a)	Includes proceeds related to the sale of SFIS. See Note 16.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2005
		Marketable
	Fixed	Equity
	Maturities	Securities	Other	Total

Proceeds from Sales	$984.1	$287.7	$0.7	$1,272.5

Gross Realized Investment Gains	6.4	83.5	0.3	90.2
Gross Realized Investment Losses	(13.0)	(7.3)	—	(20.3)

Net Realized Investment Gains from Sales	(6.6)	76.2	0.3	69.9
Impairments	(12.7)	(2.8)	—	(15.5)
Other, Including Gains on Calls and Redemptions	7.9	—	(1.9)	6.0

Net Realized Investment Gains (Losses)	$(11.4)	$73.4	$(1.6)	$60.4

NOTE 3:	DERIVATIVE FINANCIAL INSTRUMENTS

Derivatives are instruments whose values are derived from underlying instruments, indices or rates, have notional amounts and can be net settled. This may include derivatives that are “embedded” in other instruments or in certain existing assets or liabilities. The derivative financial instruments we have are interest rate swaps used as a means of hedging exposure to interest rate risk on a portion of our debt.

Interest rate risk is the risk of incurring economic losses due to changes in the level of interest rates. We selectively use interest rate swaps as hedges to change the characteristics of certain liabilities. With interest rate swap agreements, we exchange with a counterparty, at specified intervals, interest rate payments of differing character (for example, fixed-rate payments exchanged for variable-rate payments), based on an underlying principal balance (notional amount). No cash is exchanged at the outset of the contract, and no principal payments are made by either party. We report the net interest accrued and the net interest payments made at each interest payment due date in Interest Expense in the Consolidated Statements of Income.

FAIR VALUE HEDGES

We use interest rate swaps to hedge the change in fair value of certain of the fixed-rate debt we have outstanding. At December 31, 2007, we had $204.0 of notional amounts relating to such hedges compared with $401.4 at December 31, 2006. The fair value, which is equal to the carrying value, of these swaps totaled $9.4 at December 31, 2007 and $(0.7) at December 31, 2006. These derivatives have been designated as fair value hedges and, because they have been determined to be highly effective, we report changes in their fair value and the fair value changes of the related portions of the debt that they hedge on a net basis in Net Realized Investment Gains in our Consolidated Statements of Income.

Differences between the changes in fair value of these derivatives and the hedged items represent hedge ineffectiveness. In 2007, 2006 and 2005, no amounts were recognized in earnings due to hedge ineffectiveness.

NOTE 4:	FAIR VALUE OF FINANCIAL INSTRUMENTS

FIXED MATURITIES, MARKETABLE EQUITY SECURITIES, AND OTHER INVESTED ASSETS

We report fixed maturities and marketable equity securities at fair value. We report other invested assets at cost, which approximates fair value. See Notes 1 and 2 for further discussion of our valuation methods and holdings.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CASH AND CASH EQUIVALENTS

For cash and cash equivalents, the value we report on our Consolidated Balance Sheets is a reasonable estimate of fair value.

DEBT

The fair values of our fixed-rated debt are estimated based on prices obtained from brokers/dealers or independent pricing sources who market similar debt instruments.

DERIVATIVE FINANCIAL INSTRUMENTS

The fair values of the derivative financial instruments represent the estimated amounts we would expect to receive or pay upon termination of the contracts as of the reporting date. See Note 3 for further discussion of our derivative holdings.

Non-financial instruments such as property and equipment, deferred policy acquisition costs, deferred income taxes and loss and LAE reserves are excluded from the fair value disclosures.

The following table summarizes the carrying or reported values and corresponding fair values of financial instruments:

	December 31,
	2007		2006
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

FINANCIAL ASSETS
Fixed Maturities	$7,763.9	$7,763.9	$9,119.0	$9,119.0
Marketable Equity Securities	1,402.6	1,402.6	1,529.7	1,529.7
Other Invested Assets	48.6	48.6	14.3	14.3
Cash and Cash Equivalents	532.0	532.0	287.6	287.6
Interest Rate Swaps	9.4	9.4	0.6	0.6
FINANCIAL LIABILITIES
6.875% Notes due 2007	—	—	197.3	199.0
4.200% Notes Due 2008	200.0	199.9	200.0	197.3
4.875% Notes Due 2010	300.0	300.1	300.0	296.7
7.250% Notes Due 2012	204.0	208.4	204.1	220.6
8.072% Debentures Due 2037	—	—	348.6	364.9
Interest Rate Swaps	$—	$—	$1.3	$1.3

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5:	LOSS AND LAE RESERVES

The following table analyzes the changes in our loss and LAE reserves for 2007, 2006 and 2005. We report changes in estimated reserves in the Consolidated Statements of Income in the year we make the change:

	Year Ended December 31,
	2007	2006	2005

Loss and LAE Reserves at Beginning of Year	$5,171.4	$5,358.2	$5,209.3
Less Reinsurance Recoverables on Unpaid Losses, Net of Allowance	415.0	420.1	323.6

Net Balance at Beginning of Year	4,756.4	4,938.1	4,885.7

Incurred Loss and LAE for Claims Occurring During:
Current Year	3,644.1	3,426.0	3,680.9
Prior Years	(123.6)	(146.2)	(45.9)

Total Incurred Loss and LAE	3,520.5	3,279.8	3,635.0

Loss and LAE Payments for Claims Occurring During:
Current Year	1,910.1	1,886.6	1,912.1
Prior Years	1,594.9	1,574.9	1,619.5

Total Loss and LAE Payments	3,505.0	3,461.5	3,531.6

Sale of London Operations	—	—	(51.0)

Net Balance at End of Year	4,771.9	4,756.4	4,938.1
Plus Reinsurance Recoverables on Unpaid Losses, Net of Allowance	413.1	415.0	420.1

Loss and LAE Reserves at End of Year	$5,185.0	$5,171.4	$5,358.2

2007

In 2007, we reduced our estimates for prior years’ loss and LAE reserves by $123.6. This total decrease included:

•	$43.9 reduction in Surety reserves due to lower-than-expected number of claims

•	$42.9 reduction in workers’ compensation reserves due to lower-than-expected severity

•	$37.1 reduction in construction defect reserves due to lower-than-expected number of claims

•	$17.9 reduction in personal auto reserves excluding catastrophes due to lower-than-expected severity

•	$13.3 reduction in commercial umbrella reserves due to lower-than-expected number of claims

•	$11.4 reduction in commercial multi-peril reserves excluding catastrophe and other than asbestos, environmental and construction defects due to lower-than-expected number of claims

•	$10.2 reduction in personal property reserves due to lower-than-expected severity, including a $3.5 reduction for non-voluntary assessments, and a $3.0 reduction in catastrophe losses reflecting decreases in severity estimates primarily for the 2005 hurricanes

•	$35.8 increase in asbestos reserves primarily due to higher liabilities from assumed reinsurance

•	$26.6 increase in commercial auto reserves related to higher-than-expected severity

•	$9.3 reduction in a number of lines due to emerging claim trends and related loss data, including unallocated LAE

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2006

In 2006, we reduced our estimates for prior years’ loss and LAE reserves by $146.2. This total decrease included:

•	$98.2 reduction in personal auto reserves, reflecting decreases in severity estimates primarily for prior accident years 2004 and 2005 in our liability lines

•	$39.5 reduction in commercial multi-peril reserves and general liability reserves other than asbestos, environmental and construction defects, due to lower-than-expected number of claims

•	$26.6 reduction in commercial umbrella reserves due to lower-than-expected number of claims

•	$25.9 increase in asbestos reserves related to large loss activity

•	$23.2 increase in our general liability reserves in our run-off lines primarily due to religious institution allegations

•	$16.1 increase in commercial auto reserves, reflecting increases in severity estimates for prior accident years in our liability lines

•	$15.7 reduction in personal property reserves, due to lower-than-expected severity

•	$12.9 reduction in workers’ compensation reserves due to reforms in California and Texas

•	$12.5 reduction in personal specialty lines reflecting decreases in personal umbrella severity estimates for prior accident years

•	$12.2 increase in our assumed reinsurance run-off lines driven by large loss activity

•	$11.2 reduction in SFIS prior accident year reserves driven by a reduction of hurricane assessments

•	$7.0 reduction in a number of lines due to emerging claim trends and related loss data, including unallocated LAE

2005

In 2005, we reduced our estimates for prior years’ loss and LAE reserves by $45.9. This total decrease included:

•	$77.3 reduction in commercial multi-peril reserves and general liability reserves other than asbestos, environmental and construction defects due to lower-than-expected number of claims

•	$36.7 reduction in personal auto reserves, reflecting decreases in severity estimates for prior accident years in our liability lines

•	$26.3 reduction in construction defects reserves, reflecting claims frequency improvement in our run-off lines

•	$11.0 reduction in personal property reserves, reflecting improvement in severity relative to our original estimates

•	$30.5 increase in our Surety reserves related to large loss activity in our contract lines

•	$47.0 increase in workers’ compensation reserves to reflect increased provisions for long-term medical claim inflation and associated claims adjustment expenses

•	$35.8 increase in our asbestos and environmental reserves to reflect increases in defense and containment costs

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	$7.9 reduction in a number of lines due to emerging claim trends and related loss data, including unallocated LAE

NOTE 6:	REINSURANCE

Our reinsurance recoverables are composed of the following amounts:

	Year Ended December 31,
	2007	2006

Reinsurance Recoverables on:
Unpaid Loss and LAE Reserves	$449.0	$427.9
Paid Losses and LAE	48.8	14.9
Allowance for Uncollectible Reinsurance	(35.9)	(12.9)

Total	$461.9	$429.9

The increase of $33.9 in the Reinsurance Recoverables on Paid Losses and LAE and $23.0 in the Allowance for Uncollectible Reinsurance were both primarily attributable to an increase in ceded historical casualty business in run-off in 2007 when compared with 2006.

Of our total reinsurance recoverables balance at December 31, 2007, 25.6% was with mandatory reinsurance pools. Of the remaining amounts, 88.6% were due from reinsurers rated A− or higher by A.M. Best, including 52.0% with the following four reinsurers: Employers Reinsurance Corporation, Munich Re America, Inc., Swiss Reinsurance America Corporation and General Reinsurance Corporation.

We evaluate the financial condition of our reinsurers to minimize our exposure to losses from reinsurer insolvencies. To our knowledge, none of our major reinsurers is currently experiencing material financial difficulties. Our business is not substantially dependent upon any single reinsurer.

The effects of reinsurance on our earned premiums were as follows:

	Year Ended December 31,
	2007	2006	2005

Direct	$5,831.4	$5,700.6	$5,771.5
Ceded	(372.9)	(229.5)	(131.3)
Assumed	117.5	137.2	165.2

Net Earned Premiums	$5,576.0	$5,608.3	$5,805.4

Assumed to Net	2.1%	2.4%	2.8%

Reinsurance premiums ceded on a written basis are approximately equal to the ceded earned premiums disclosed above.

The effects of reinsurance on our incurred losses and LAE were as follows:

	Year Ended December 31,
	2007	2006	2005

Direct	$3,502.7	$3,203.5	$3,576.4
Ceded	(116.8)	(43.6)	(134.7)
Assumed	134.6	119.9	193.3

Net Loss and LAE Incurred	$3,520.5	$3,279.8	$3,635.0

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In connection with the sale of Safeco Financial Institution Solutions (SFIS) in 2006, we entered into a reinsurance agreement under which we cede 100% of our lender-placed property insurance business. SFIS generated $239.8 of ceded premiums in 2007 and $109.2 of ceded premiums in 2006. SFIS generated $50.6 of ceded losses in 2007 and $15.3 of ceded losses in 2006.

We show unearned premiums before the effects of reinsurance. We report the reinsurance amounts related to the unearned premium liability in Other Assets on our Consolidated Balance Sheets. These amounts totaled $38.9 at December 31, 2007 and $37.1 at December 31, 2006.

NOTE 7:	INCOME TAXES

Our provision for income taxes differs from the amount that would be computed by applying the U.S. federal income tax rate of 35% to Income before Income Taxes, as follows:

	Year Ended December 31,
	2007		2006		2005
		% of		% of		% of
		Pretax		Pretax		Pretax
	Amount	Income	Amount	Income	Amount	Income

Income before Income Taxes	$952.1	100.0%	$1,239.5	100.0%	$985.7	100.0%

Computed “Expected” Tax Expense	333.2	35.0	433.8	35.0	345.0	35.0
Tax-Exempt Municipal Bond Income	(74.6)	(7.8)	(57.8)	(4.7)	(39.4)	(4.0)
Dividends Received Deduction	(8.4)	(0.9)	(8.4)	(0.7)	(8.5)	(0.9)
Proration	12.3	1.3	9.9	0.8	7.0	0.7
Stock Contributions to Safeco Insurance Foundation	(20.3)	(2.1)	(10.2)	(0.8)	—	—
Other	2.1	0.2	(7.8)	(0.6)	(9.5)	(0.9)

Provision for Income Taxes	244.3	25.7%	359.5	29.0%	294.6	29.9%

Current Provision for Income Taxes	195.8		289.5		204.2
Deferred Provision for Income Taxes	48.5		70.0		90.4

Provision for Income Taxes	$244.3		$359.5		$294.6

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The major components of our Net Deferred Income Tax Assets at December 31, 2007 and 2006 were as follows:

	December 31,
	2007	2006

Deferred Tax Assets
Discounting of Loss and LAE Reserves for Tax Purposes	$160.8	$186.2
Unearned Premiums	160.0	152.5
Goodwill	98.2	118.8
Postretirement Benefits	29.2	32.9
Investment Impairments	18.3	13.3
Other	58.1	64.4

Total Deferred Income Tax Assets	524.6	568.1

Deferred Tax Liabilities
Unrealized Gains on Investments	195.4	254.9
Unrecognized Pension Costs	2.4	5.6

Accumulated Other Comprehensive Income	197.8	260.5
Deferred Policy Acquisition Costs	145.5	134.4
Other	23.4	29.5

Total Deferred Income Tax Liabilities	366.7	424.4

Net Deferred Income Tax Assets	$157.9	$143.7

At the end of 2007, we had $3.8 of gross unrecognized tax benefits, of which $3.4 would affect our effective tax rate if recognized. The difference between the gross unrecognized tax benefits and the amount that would affect our effective tax rate is attributable to the federal tax benefit for state income taxes.

Change in Uncertain Tax Positions

Balance at January 1, 2007	$5.0
Reductions for tax positions of prior years	(0.7)
Lapse of the applicable statute of limitations	(0.5)

Balance at December 31, 2007	$3.8

It is expected that the amount of unrecognized tax benefits will change in the next 12 months. However, we do not expect the change to have a significant impact on our results of operations or financial position.

We recognize interest accrued related to unrecognized tax benefits and penalties in the Provision for Income Taxes and penalties in Other Underwriting and Operating Expenses in our Consolidated Statements of Income. We are currently under routine audit by the Internal Revenue Service (IRS) for calendar years 2004 and 2005. Calendar years 2006 and 2007 remain subject to IRS examination and the IRS examinations for calendar years 2003 and prior have been completed. We had $7.3 accrued for interest and no liability for penalties as of December 31, 2007.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 8:	DEBT

The following table shows the total principal amount, current and long-term portions, interest rates and maturities of our debt:

	December 31,
	2007			2006
	Total	Current	Long-Term	Total	Current	Long-Term

6.875% Notes Due 2007	$—	$—	$—	$197.3	$197.3	$—
4.200% Notes Due 2008	200.0	200.0	—	200.0	—	200.0
4.875% Notes Due 2010	300.0	—	300.0	300.0	—	300.0
7.250% Notes Due 2012	204.0	—	204.0	204.1	—	204.1
8.072% Debentures Due 2037	—	—	—	348.6	—	348.6

Total Debt	$704.0	$200.0	$504.0	$1,250.0	$197.3	$1,052.7

At December 31, 2007, the aggregate annual principal amounts contractually payable under these obligations in each of the next five years and thereafter were as follows:

Amount
Year Payable	Due

2008	$200.0
2009	—
2010	300.0
2011	—
2012	204.0
2013 and Thereafter	—

Total Debt	$704.0

In connection with the issuance of Capital Securities in 1997, Safeco issued $876.3 in principal amount of Debentures to Safeco Capital Trust. The Capital Securities were mandatorily redeemable on July 15, 2037, the same date the Debentures were due. The Capital Securities could be redeemed, contemporaneously with the Debentures, beginning in July 2007, at a price of 104% of principal, with the call premium graded down to zero in 2017. Our obligation under the Debentures and related agreements, taken together, constituted a full and unconditional guarantee of payments due on the Capital Securities.

In July 2007, we redeemed the $322.3 remaining balance of our Debentures for $335.3. The Debentures were redeemed at a price of 104% of principal. We reported a pretax loss on our debt repurchase of $16.6 ($10.8 after tax), including the write-off of deferred debt costs in our Consolidated Statements of Income. We also retired our $26.3 Capital Trust equity investment, which was also reported as debt on our Consolidated Balance Sheets. In addition, we paid $197.3 for our 6.875% senior notes which matured in July 2007.

In 2006, we repurchased $54.3 in principal amount of 8.072% Debentures for $58.8 and $2.7 in principal amount of 6.875% senior notes for $2.7, and at the same time terminated $2.7 notional amount of our corresponding interest rate swap. Including transaction costs, we reported a loss on debt repurchases of $4.5 pretax ($2.9 after tax) in our Consolidated Statements of Income.

In 2005, we repurchased $25.9 in principal amount of 7.25% senior notes for $29.8. Including transaction costs, we reported a loss on debt repurchase of $4.0 pretax ($2.6 after tax) in the Consolidated Statements of Income.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In January 2003, we issued $200.0 of senior notes with a coupon of 4.200% that matured in and were paid in full in February 2008 and $300.0 of senior notes with a coupon of 4.875% that mature in 2010. The notes are unsecured and rank equally with all other unsecured senior indebtedness of Safeco Corporation.

In August 2002, we issued $375.0 of senior notes at an interest rate of 7.25%. The notes mature in 2012. At the same time, we entered into a $375.0 notional interest rate swap. This converted our 7.25% fixed debt into a LIBOR-based floating rate obligation. We mark-to-market the fair value of the interest rate swap and we include the fair value of the interest rate swap as an offset to Debt on our Consolidated Balance Sheets. In 2004, we repurchased $145.0 in principal amount of these notes and terminated $145.0 notional amount of the related interest rate swap, and in 2005, we repurchased $25.9 in principal amount of those notes and terminated $25.9 notional amount of the related interest rate swap.

We maintain a bank credit facility of $300.0 available, which expires March 2010. The terms of the bank credit facility require us to pay a fee to have these funds available, maintain a minimum level of $2,700.0 shareholders’ equity plus 50% of accumulated net income, and keep our debt-to-capitalization ratio below a maximum of 37.5%. This facility does not require us to maintain any deposits as compensating balances. As of December 31, 2007 we had no borrowings under the bank credit facility and we were in compliance with all its covenants.

NOTE 9:	EMPLOYEE BENEFIT PLANS

We sponsor defined contribution and defined benefit plans covering substantially all employees and provide a postretirement benefit program for certain retired employees. Eligibility for participation in the various plans is generally based on the employee’s date of hire or on completion of a specified period of service. Employer contributions to these plans are made in cash.

401(k)/PROFIT SHARING RETIREMENT PLAN

The Safeco 401(k)/Profit Sharing Retirement Plan (401(k) Plan) is a defined contribution plan. In a defined contribution plan, the benefits a participant will receive from the plan result from regular contributions made by the participant or the company. Our plan includes a minimum company contribution of 3% of each eligible participant’s compensation and a matching contribution of 66.6% of a participant’s contributions up to 6% of eligible compensation. An additional profit-sharing amount may also be contributed at the discretion of the Board.

Effective January 1, 2008, we increased our matching contributions to 100% of participants’ contributions up to 6% of eligible compensation. Additionally, our company contributions are immediately vested and employees are eligible to participate in the program as of their date of hire.

The following table summarizes the costs we charged to Expense:

	Year Ended December 31,
	2007	2006	2005

Minimum Contributions	$13.2	$14.4	$14.7
401(k) Matching Contributions	10.8	11.8	11.7
Discretionary Profit Sharing Contributions	—	23.4	19.3

Total	$24.0	$49.6	$45.7

The 401(k) Plan includes Safeco stock as an investment option. The 401(k) Plan held 1.7 million shares of Safeco stock at December 31, 2007 and 2.0 million shares at December 31, 2006.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CASH BALANCE PLAN

The Safeco Cash Balance Plan (CBP) is a noncontributory defined benefit plan. The CBP specifies the benefit amount each participant will receive based on eligible compensation plus a stipulated rate of return on the benefit balance. We make contributions to the CBP that are deductible for federal income tax purposes and that at least meet the minimum funding requirements set by the Employee Retirement Income Security Act (ERISA).

Effective January 1, 2008, benefit accruals under the CBP were frozen and we do not expect to make any future contributions. Participants will continue to accrue a 5% annual interest credit on their benefit balances until the plan is terminated. We expect to terminate the CBP in 2008 and distribute plan assets to eligible participants as soon as administratively practical. The distribution of assets is likely to occur 2 to 3 years after filing a request for approval of the plan termination with applicable regulators.

PROJECTED BENEFIT OBLIGATION AND FUNDED STATUS OF CBP

We use December 31 as the measurement date for calculating the projected benefit obligation related to the CBP program. The following table summarizes our obligations and assets related to the CBP:

	December 31,
	2007	2006

CHANGE IN PROJECTED BENEFIT OBLIGATION
Projected Benefit Obligation at Beginning of Year	$161.6	$156.4
Service Cost	11.4	12.4
Interest Cost	8.5	8.4
Actuarial (Gain) Loss	(1.0)	1.9
Benefits Paid	(22.8)	(17.6)
Curtailment	0.9	—
Change in Assumptions(a)	9.6	0.1

Projected Benefit Obligation at End of Year	168.2	161.6

CHANGE IN FAIR VALUE OF PLAN ASSETS
Fair Value of Plan Assets at Beginning of Year	188.6	166.9
Actual Return on Plan Assets	13.0	20.0
Employer Contributions	—	19.3
Benefits Paid	(22.8)	(17.6)

Fair Value of Plan Assets at End of Year	178.8	188.6

Funded Status at End of Year	$10.6	$27.0

(a)	Includes discount rate, mortality, retention, rate of salary growth and other assumptions, longevity of plan beneficiaries, length of service and other items. The 2007 amounts primarily relate to the changes in the discount rate.

To calculate our benefit obligation, we used a discount rate assumption of 4.75% at December 31, 2007 and 5.5% at December 31, 2006.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the amounts in accumulated other comprehensive income that have not yet been recognized as components of net periodic benefit cost:

	December 31,
	2007	2006

Unrecognized Actuarial Loss	$22.0	$16.8
Unrecognized Prior Service Cost	—	0.3

Total Recognized in Accumulated Other Comprehensive Income	$22.0	$17.1

We expect to continue amortizing unrecognized actuarial losses into net periodic benefit cost in 2008 until remaining payments are complete. When the payments are complete, the remaining balance of the unrecognized actuarial losses will be recognized in our Consolidated Statements of Income.

We invest our CBP assets in fixed maturities and marketable equity securities. Our investment strategy is intended to manage investment risk through diversification among asset classes, investment styles, industry weightings and issuer weightings. The following table displays our target allocations for 2008, as well as the distribution of our CBP assets at year-end:

	Target
	Allocation	Percentage of Plan Assets at December 31,
	2008	2007	2006

ASSET ALLOCATION
Marketable Equity Securities	30.0%	26.7%	59.9%
Fixed Maturities	55.0	50.0	36.1
Cash and Cash Equivalents	15.0	15.3	4.0
Other Assets	0.0%	8.0%	0.0%

The following table summarizes net periodic pension costs charged to expense:

	Year Ended December 31,
	2007	2006	2005

Service Cost	$11.4	$12.4	$12.0
Interest Cost	8.5	8.4	7.8
Expected Return on Plan Assets	(12.6)	(12.8)	(11.4)
Settlement Loss	2.9	—	—
Curtailment	1.1	—	—
Amortization of Prior Service Cost and Unrecognized Actuarial Loss	0.1	1.5	1.0

Net Periodic Pension Costs Recognized	$11.4	$9.5	$9.4

We calculated net periodic pension costs for the CBP using the following assumptions:

	December 31,
	2007	2006	2005

Pension Benefits:
Discount Rate	5.50%	5.50%	5.50%
Expected Long-Term Rate of Return on Plan Assets	7.00	8.00	8.00
Rate of Compensation Increases	5.00%	5.00%	5.00%

We determined the discount rate assumption by considering the general interest rate environment, calculation of an equivalent discount rate on a hypothetical portfolio of high-quality fixed maturities with

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

future cash flows that are similar to the timing and amount of our estimated future benefit payments from the CBP, and other relevant factors.

We determined the expected long-term rate of return on plan assets assumption based on an evaluation of the expected allocation of plan assets, the historical and anticipated long-term future performance of various asset sectors and other relevant factors.

We estimate that benefit payments from the CBP over the next three years will be as follows:

Estimated
Benefit
Year of Payment	Payment

2008	$18.6
2009	18.6
2010(a)	142.9

(a)	Includes estimated benefit payments upon termination of the CBP.

OTHER POSTRETIREMENT BENEFITS

We provide healthcare and life insurance benefits, which we refer to as Other Postretirement Benefits (OPRB), for certain active employees hired before 2004, as well as certain retired employees, their beneficiaries and eligible dependents.

The following table summarizes our accumulated benefit obligation and assets related to the OPRB program:

	December 31,
	2007	2006

CHANGE IN ACCUMULATED BENEFIT OBLIGATION
Accumulated Benefit Obligation at Beginning of Year	$58.7	$58.6
Service Cost	0.2	0.5
Interest Cost	3.1	3.1
Actuarial Gain	(7.9)	(1.5)
Participant Contributions	3.6	4.0
Benefits Paid	(6.2)	(6.0)

Accumulated Benefit Obligation at End of Year	51.5	58.7

CHANGE IN FAIR VALUE OF PLAN ASSETS
Fair Value of Plan Assets at Beginning of Year	—	—
Employer Contributions	2.6	2.0
Participant Contributions	3.6	4.0
Benefits Paid	(6.2)	(6.0)

Fair Value of Plan Assets at End of Year	—	—

Funded Status at End of Year	$(51.5)	$(58.7)

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the amounts in accumulated other comprehensive income that have not yet been recognized as components of net periodic benefit cost:

	December 31,
	2007	2006

Unrecognized Actuarial Gain	$(13.0)	$(6.0)
Unrecognized Prior Service Benefit	(19.0)	(29.4)

Total Recognized in Accumulated Other Comprehensive Income	$(32.0)	$(35.4)

We expect to amortize $2.0 of the actuarial gain and $10.5 of the prior service benefit from accumulated comprehensive income into net periodic benefit in 2008.

We calculated our obligation for the OPRB using a discount rate of 5.75% at December 31, 2007, and 5.50% at December 31, 2006. We determined the discount rate assumption by considering the general interest rate environment, calculation of an equivalent discount rate on a hypothetical portfolio of high-quality fixed maturities with future cash flows similar to the timing and amount of our estimated future OPRB payments and other relevant factors.

We calculated our OPRB obligation at December 31, 2007, using a healthcare cost trend rate of 11.00% for 2008 and assumed it gradually decreases to 5.00% in 2014 and remains at that level thereafter. A 1.00% increase or decrease in the assumed healthcare cost trend rate for each year would not have a material impact on our OPRB obligation or OPRB cost.

The following table summarizes costs credited to Income for this OPRB program:

	Year Ended December 31,
	2007	2006	2005

Service Cost	$0.2	$0.5	$0.2
Interest Cost	3.1	3.1	3.7
Amortization of Prior Service Benefit and Unrecognized Actuarial Gain	(11.3)	(11.1)	(9.3)

Net Periodic Pension Benefit Recognized	$(8.0)	$(7.5)	$(5.4)

We calculated the net periodic postretirement benefit charges (credits) for the OPRB program using a discount rate of 5.50% for 2007, 2006 and 2005.

We estimate that benefit payments related to our OPRB program over the next ten years will be as follows:

Estimated
Benefit
Year of Payment	Payment

2008	$4.3
2009	4.3
2010	4.4
2011	4.3
2012	4.2
2013 — 2017	18.7

DEFERRED COMPENSATION PLANS

We sponsor a voluntary deferred compensation plan for certain executives. The primary purpose of the Deferred Compensation Plan (DCP) is to restore the retirement benefits to which participating executives

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

would be entitled under the terms of the 401(k) Plan and CBP absent Internal Revenue Code limitations. The amounts deferred by the executives, if any, and by Safeco are credited with earnings tied to the performance of designated measurement funds also offered in our 401(k) Plan and CBP.

Plan participants may select from a variety of investment choices for purposes of calculating the investment return attributable to their deferral. Under the terms of this plan, we credit accounts with gains (losses) based on the investment choices selected by the participant. Payments are generally made at termination of employment or upon retirement.

We also sponsor a voluntary DCP for directors. The crediting methodology and investment choices available to plan participants are similar to those offered under the executive DCP.

Expense for the DCP for both the executives and directors amounted to $1.4 in 2007, $2.1 in 2006 and $2.6 in 2005. These expenses reflect Safeco’s credits to participants’ accounts and investment gains (losses) based on the investment choices selected by each participant.

NOTE 10:	COMPREHENSIVE INCOME

Comprehensive income is defined as all changes in Shareholders’ Equity except those arising from transactions with shareholders. Comprehensive income includes net income and other comprehensive income, which for us consists of changes in unrealized gains or losses on investment securities, foreign currency translation, defined benefit and other postretirement benefit pension plans. With the adoption of SFAS 158, an adjustment to accumulated other comprehensive income was made to record gains or losses and prior service costs or credits for defined benefit and other postretirement benefit pension plans that had not yet been included in net periodic benefit cost.

Our components of accumulated other comprehensive income or loss were:

	Net
	Unrealized
	Gains
	(Losses) on	Foreign			Accumulated
	Available-	Currency	Unrecognized	Deferred	Other
	for-Sale	Translation	Pension	Income	Comprehensive
	Securities	Adjustment	Costs	Tax	Income (Loss)

Balances at January 1, 2005	$797.4	$(9.7)	$—	$(272.4)	$515.3
Gross Unrealized Gains (Losses) on Investment Securities	(188.4)	—	—	67.1	(121.3)
Reclassification Adjustment for Net Realized Investment Gains Included in Net Income	(60.4)	—	—	16.9	(43.5)
Foreign Currency Translation	—	9.7	—	(3.4)	6.3

Balances at December 31, 2005	548.6	—	—	(191.8)	356.8
Gross Unrealized Gains (Losses) on Investment Securities	183.9	—	—	(55.2)	128.7
Reclassification Adjustment for Net Realized Investment Gains Included in Net Income	(3.8)	—	—	(7.9)	(11.7)
Adjustment to Initially Apply SFAS 158	—	—	16.0	(5.6)	10.4

Balances at December 31, 2006	728.7	—	16.0	(260.5)	484.2
Gross Unrealized Gains (Losses) on Investment Securities	(24.5)	—	—	28.7	4.2
Reclassification Adjustment for Net Realized Investment Gains Included in Net Income	(146.1)	—	—	30.8	(115.3)
Amortization of Pension and Other Postretirement Benefit Amounts	—	—	(9.0)	3.2	(5.8)

Balances at December 31, 2007	$558.1	$—	$7.0	$(197.8)	$367.3

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 11:	STOCK INCENTIVE PLANS

The Safeco Long-Term Incentive Plan of 1997 (the Plan), as amended, provides for the issuance of up to 12,000,000 shares of our common stock. Incentive stock options, non-qualified stock options, restricted stock rights and performance-measure restricted stock rights (collectively, RSRs), performance stock rights (PSRs), and stock appreciation rights are authorized under the Plan. The terms and conditions upon which options become exercisable vary among grants. However, option rights expire no later than 10 years from the date of grant. We make grants to key employees and non-employee directors. We grant all such stock-based compensation awards at the fair market value of our common stock on the date of the grant.

COMPENSATION EXPENSE

Our pretax and after-tax share-based compensation expense is summarized as follows:

	Year Ended December 31
	2007	2006	2005

Share-based Compensation Expense	$16.1	$19.9	$25.7
Income Tax Benefit	5.5	6.7	8.6

Share-based Compensation Expense After Tax	$10.6	$13.2	$17.1

The compensation cost related to non-vested share-based compensation arrangements granted under the Plan but not yet recognized was $24.2 at December 31, 2007. We expect to recognize that cost over a weighted-average period of two years.

We recognize compensation expense associated with our share-based awards over the requisite service period. This is the period of time between the grant date and the awards’ stated vesting term except for retiree eligible employees. Compensation expense is recognized net of estimated forfeitures. Estimated forfeitures are based on historical data. To the extent actual forfeitures or revised estimates differ from the estimate used, cumulative adjustments will be made in the period that estimates are revised. We recognize RSR compensation expense to operations over the requisite service period and PSR compensation expense when it is probable the performance goals will be achieved.

At December 31, 2007, we had 777,142 stock options outstanding (vested and unvested), 628,867 RSRs awarded but not yet vested, and 2,922,900 shares of common stock reserved for future awards. We issue reserved shares to satisfy stock option exercises and the vesting of RSRs and PSRs settled in stock.

RSR AND PSR ACTIVITY

RSRs provide for the holder to receive a stated number of shares if the holder remains employed for a stated period of time. PSRs provide for the holder to receive a stated number of shares if the company attains certain specified performance goals within a stated performance cycle. There were no outstanding PSRs as of December 31, 2006 or 2007.

RSRs granted during 2007 vest on a different schedule than those granted in prior years. Previously, the awards generally vested on a pro-rata basis over four years. In 2007, RSRs cliff vest after two years.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We summarize our RSR activity for the year ended December 31, 2007 below:

		Weighted
		Average
		Grant Date
	Shares	Fair Value

Non-vested at January 1, 2007	575,065	$50.70
Granted	308,734	66.20
Vested	(145,208)	49.62
Forfeited	(109,724)	56.70

Non-vested at December 31, 2007	628,867	$57.51

We paid $2.9 for 2007, $14.2 for 2006 and $8.0 for 2005 to settle RSRs in cash which includes employees’ tax withholding obligations. We used stock valued at $6.3 in 2007, $3.6 in 2006 and $3.5 in 2005 to settle RSRs.

We paid $1.8 in cash in 2006 and $1.5 in 2005 to settle PSRs. We used stock valued at $0.4 in 2006 and $1.3 in 2005 to settle PSRs.

We summarize our RSRs and PSRs granted and vested for the three years ended December 31 below:

	Year Ended December 31,
	2007	2006	2005

Weighted Average Grant-Date Fair Value of RSRs	$66.20	$52.87	$50.25
Weighted Average Grant-Date Fair Value of PSRs	$—	$50.67	$46.61

Fair Value of RSRs Vested	$9.2	$17.8	$11.5
Fair Value of PSRs Vested	$—	$2.2	$2.8

STOCK OPTION ACTIVITY

We summarize stock option activity for the year ended December 31, 2007 below:

			Weighted-
		Weighted-	Average
		Average	Remaining
		Exercise	Contractual	Aggregate
		Price per	Term	Intrinsic
	Shares	Share	(In Years)	Value

Outstanding at January 1, 2007	1,006,126	$40.71	6.37	$22.0
Granted	202,650	67.89
Exercised	(379,572)	34.49
Forfeited	(52,062)	52.96

Outstanding at December 31, 2007	777,142	50.02	6.73	7.0

Vested or Expected to Vest at December 31, 2007	712,288	48.95	6.57	7.0

Exercisable at December 31, 2007	344,781	$35.29	4.51	$7.0

Stock options granted during 2007 cliff vest after three years and expire in seven years. Previously, the awards generally vested on a pro-rata basis over four years and expire in ten years.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We summarize the cash received, the income tax benefits, and the intrinsic value from our stock options exercised for the three years ended December 31 below:

	Year Ended December 31,
	2007	2006	2005

Cash from Stock Options Exercised	$13.1	$77.1	$42.5
Income Tax Benefits from Stock Options Exercised	3.4	16.0	6.0
Intrinsic Value of Options Exercised	$10.8	$47.1	$19.3

STOCK OPTION VALUATION

We use the Black-Scholes method (which models the value over time of financial instruments) to estimate the fair value at grant date of the options. The Black-Scholes method uses several assumptions to value an option. We use the following assumptions:

•	Expected Dividend Yield — reflects our average stock price for the last two years and our current dividend payout.

•	Expected Volatility in Stock Price — reflects the historical change in our stock price over the expected term of the stock option.

•	Risk-free Interest Rate — reflects the average rate on the treasury bond with maturity equal to the expected term of the option.

•	Expected Life of Stock Awards — As allowed under SFAS 123(R) and Staff Accounting Bulletin (SAB) 107, we elected the simplified method to calculate an expected life based on the midpoint between the vesting date and the end of the contractual term of the stock award. We will use the historical method after December 31, 2007.

We show the weighted-average assumptions used in the option pricing model for awards below:

	Year Ended December 31,
	2007	2006

Expected Dividend Yield	2.2%	2.1%
Weighted-Average Volatility in Stock Price	20.0%	31.3%
Risk-Free Interest Rate	4.8%	4.4%
Expected Life of Stock Awards	5.0 years	6.9 years
Weighted Average Fair Value at Grant Date	$14.15	$18.78

SAFECO AGENCY STOCK PURCHASE PLAN

The Safeco Agency Stock Purchase Plan of 2000 (Agency Plan) provides for the issuance of up to 1,000,000 shares of our common stock to agents who meet certain eligibility requirements. Agents meeting the eligibility requirements can purchase our common stock at a discount from the closing market price on the purchase day.

Common Stock issued under the Agency Plan is held in a custodial account and restricted from sale, transfer or assignment during a two-year restriction period. Cumulative shares purchased were 182,435 as of December 31, 2007 and 106,415 as of December 31, 2006.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 12:	SALES OF REAL ESTATE

In 2006, we revised our real estate strategy. In 2007, we re-established our corporate headquarters in leased space in downtown Seattle, Washington. During 2006, we sold five properties for proceeds of $372.1 and reported a net pretax gain of $168.7 ($109.6 after tax), detailed in the table below:

		Pretax	After-Tax
Real Estate Sold	Proceeds	Gain on Sale	Gain on Sale

Redmond, Washington	$212.6	$41.1	$26.7
University District, Seattle, Washington	124.1	107.4	69.8
Portland, Oregon	19.4	15.2	9.9
Pleasant Hill, California	10.2	2.8	1.8
Spokane, Washington	5.8	2.2	1.4

Total Real Estate Sold	$372.1	$168.7	$109.6

NOTE 13:	COMMITMENTS AND CONTINGENCIES

INSURANCE ASSESSMENTS

Under state insolvency and guaranty laws, insurers licensed to do business in each state can be assessed or required to contribute to state guaranty funds to cover policyholder losses resulting from insurer insolvencies. We also are required to participate in assigned risk plans, reinsurance facilities and joint underwriting associations that provide insurance to individuals or entities who otherwise would be unable to purchase such coverage. We do not discount or report liabilities for guaranty funds net of premium taxes, and we include them in Other Liabilities on the Consolidated Balance Sheets. We had liabilities of $8.2 at December 31, 2007 and $8.9 at December 31, 2006 for estimated guaranty fund assessments.

LEASES

We lease office space, commercial real estate and certain equipment under leases that expire at various dates through 2018 with options for renewal to 2039. We account for these leases as operating leases. We do not have any capitalized leases.

In addition to the short-term leases entered into in connection with the sales of our owned facilities, in May 2006, we entered into commitments to lease office space in Seattle, Washington for our corporate headquarters and Northwest regional office. We began accounting for these leases as operating leases in August 2006, the effective date of the first lease.

Our minimum rental and other commitments for the next five years and thereafter, including cost escalation clauses, for real estate leases and other commitments in effect at December 31, 2007 are as follows:

	Real Estate
	Lease	Other
Year Payable	Commitments	Commitments	Total

2008	$44.4	$21.8	$66.2
2009	43.2	8.7	51.9
2010	27.5	5.3	32.8
2011	26.2	5.4	31.6
2012	23.6	5.4	29.0
2013 and Thereafter	91.4	34.4	125.8

Total	$256.3	$81.0	$337.3

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The amount of rent expense, net of sublease rental income, we charged to expense was $59.3 for 2007, $53.6 for 2006 and $57.2 for 2005. Rent expense in 2007 includes $10.0 for the lease of our new corporate headquarters and $9.0 for the short-term lease of our former headquarters which expired on December 31, 2007.

LEGAL PROCEEDINGS

As is common in the insurance and financial service industries in general, we are subject to legal actions filed or threatened, including punitive damages, in the ordinary course of our operations. Generally, our involvement in legal actions involves defending third-party claims brought against our insureds (in our role as liability insurer) or principals of surety bonds and defending policy coverage claims brought against us.

Litigation arising from claims settlement activities is generally considered in the establishment of our reserve for Loss and Loss Adjustment Expense (LAE). However, in certain circumstances, we may deem it necessary to provide disclosure due to the size or nature of the potential liability to us.

Based on information currently known to us, we believe that the ultimate outcome of any pending matters is not likely to have a material adverse effect on our financial position or results from operations.

INVESTMENTS IN LIMITED PARTNERSHIPS

We have commitments to invest a certain amount of capital in various limited partnerships and investment funds. Our total remaining commitments to these limited partnerships and investment funds was approximately $71.4 as of December 31, 2007 payable at various dates over the next five years. The actual timing and amount of payments could differ from our current estimates.

NOTE 14:	CONTRIBUTIONS TO SAFECO INSURANCE FOUNDATION

In 2007, we made a non-revocable, non-refundable contribution to Safeco Insurance Foundation, (the Foundation), a separate 501(c)3 endowment fund, of appreciated marketable equity securities with a fair value of $60.0 and a book value of $2.1. In 2006, we funded the Foundation with a non-revocable, non-refundable contribution of appreciated marketable equity securities with a fair value of $30.0 and a book value of $0.8. The Foundation was organized exclusively for charitable, scientific, literary or educational purposes. The Board of the Foundation currently consists of Safeco employees and may include outside members. Since the Foundation’s inception, we have provided at no charge certain services and resources to the Foundation such as accounting, legal and investment management services and office space.

The contributions had the following impact on our Consolidated Statements of Income for years ended December 31, 2007 and 2006:

	December 31,
	2007	2006

Contributions to Safeco Insurance Foundation	$(60.0)	$(30.0)
Net Realized Investment Gains	57.9	29.2

Total Loss before Income Taxes	(2.1)	(0.8)
Income Tax Benefit	21.0	10.5

Impact on Net Income	$18.9	$9.7

NOTE 15:	RESTRUCTURING AND ASSET IMPAIRMENT CHARGES

In 2006, we implemented an organizational design initiative intended to make us a more nimble and efficient competitor. This initiative included reducing the number of organizational layers and increasing the average span of management control, in order to streamline decision-making and give employees greater

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

authority to take action quickly. As a result of this and other organizational design changes, approximately 250 positions were eliminated. We also incurred asset impairment charges in connection with our real estate consolidation efforts. We evaluate long-lived assets, such as furniture and equipment, for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. When net proceeds expected from the disposition of an asset are less than the carrying value of the asset, we reduce the carrying amount of the asset to its estimated fair value and recognize an impairment loss in our Consolidated Statements of Income. We completed our 2006 restructuring plan in 2007.

Restructuring and asset impairment charges are allocated to our reportable segments in accordance with SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities,” and SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Costs that do not meet the criteria for accrual are expensed as restructuring charges when we incur them.

Costs and total estimated costs we incurred in connection with the restructuring and asset impairment are as follows:

	Total	Costs	Year Ended
	Expected	Incurred	December 31
	Costs	to Date	2007	2006

Employee Termination Benefits	$12.3	$12.3	$1.6	$10.7
Asset Impairment	11.9	11.9	0.2	11.7
Lease Termination and Other Costs	2.5	2.5	1.3	1.2

Total	$26.7	$26.7	$3.1	$23.6

These costs are allocated to reportable segments as follows:

	Total	Costs	Year Ended
	Expected	Incurred	December 31
	Costs	to Date	2007	2006

Safeco Personal Insurance (SPI)
Auto	$12.9	$12.9	$1.5	$11.4
Property	4.3	4.3	0.5	3.8
Specialty	0.5	0.5	—	0.5

Total SPI	17.7	17.7	2.0	15.7

Safeco Business Insurance (SBI)
SBI Regular	5.9	5.9	0.7	5.2
SBI Special Accounts Facility	1.3	1.3	0.2	1.1

Total SBI	7.2	7.2	0.9	6.3

Surety	1.4	1.4	0.1	1.3
Other	0.4	0.4	0.1	0.3

Total	$26.7	$26.7	$3.1	$23.6

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Activity related to restructuring and asset impairment charges for 2007 was as follows:

			Amounts
	Accrual at		Paid and	Accrual at
	December 31,	Costs	Assets	December 31,
	2006	Incurred	Impaired	2007

Employee Termination Benefits	$3.8	$1.6	$5.4	$—
Lease Termination and Other Costs	0.1	1.5	1.6	—

Total	$3.9	$3.1	$7.0	$—

NOTE 16:	SALE OF SAFECO FINANCIAL INSTITUTION SOLUTIONS

On April 30, 2006, we completed the sale of Safeco Financial Institution Solutions (SFIS), our lender-placed property insurance business, to Assurant, Inc. We received initial consideration of $11.0. The agreement provides for future payments up to $30.0 contingent on various factors. Two contingent payments for a total of $12.5 were based on the retention of key clients through October 27, 2006 and January 25, 2007. The contingencies were resolved by virtue of key client renewals, and we received payments of $7.5 on November 1, 2006 and $5.0 on January 30, 2007. The agreement also provides for the payments of $5.0 in 2008 based on retained gross written premium levels. In 2006, we recognized a pretax gain on this sale of $3.1 ($0.1 after tax) in net realized investment gains in our Consolidated Statements of Income. In 2007, we recognized a pretax gain on this sale of $5.4 ($3.2 after tax) in net realized investment gains in our Consolidated Statements of Income.

In connection with the sale of SFIS, we entered into a reinsurance agreement under which we ceded 100% of our lender-placed property insurance business with policy issue dates on or after January 1, 2006, as well as losses occurring on or after January 1, 2006, on policies in force prior to that date. The reinsurance agreement for the period January 1, 2006 through April 30, 2006 was accounted for as retroactive reinsurance.

NOTE 17:	DIVIDEND RESTRICTIONS AND STATUTORY FINANCIAL INFORMATION

Our insurance subsidiaries are restricted by state regulations as to the aggregate amount of dividends they may pay in any consecutive 12-month period without regulatory approval. Within defined limits, our insurance subsidiaries may pay dividends out of earned surplus without approval with 30 days prior written notice to the applicable state insurance commission. The limits are generally based on the greater of 10% of the prior year’s statutory surplus or prior year’s statutory net gain from operations. Dividends in excess of the prescribed limits or the subsidiary’s earned surplus require formal state insurance commission approval. Based on statutory limits as of December 31, 2007, Safeco Corporation is able to receive up to $584.4 in dividends from our insurance subsidiaries in the aggregate in 2008 without obtaining prior regulatory approval.

When insurance subsidiaries pay dividends to Safeco Corporation, we then use that money to pay dividends to our shareholders, repurchase common stock and to make principal and interest payments on our debt.

In addition to the regularly scheduled dividends from our insurance subsidiaries in 2007, we received approval from state regulators for special dividends totaling $700.0, which was paid in August 2007.

State insurance regulatory authorities require our insurance subsidiaries to file annual statements prepared on an accounting basis prescribed by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual or permitted by their respective state of domicile (that is, on a statutory basis). Prescribed statutory accounting practices include state laws, regulations and general administrative rules, as well as a variety of publications of the NAIC. Permitted statutory accounting practices encompass all accounting practices not so prescribed. We do not use any permitted statutory accounting practices.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Statutory capital and surplus and statutory net income differ from amounts reported in accordance with GAAP primarily because policy acquisition costs are expensed when incurred, fixed maturities are reported at amortized cost, and income tax expense reflects only taxes paid or currently payable under statutory accounting rules.

Statutory net income and statutory capital and surplus were:

	December 31,
	2007	2006	2005

Statutory net income	$752.0	$900.1	$793.7
Statutory capital and surplus at December 31,	$2,924.1	$3,908.4	$3,691.9

NOTE 18:	SEGMENT INFORMATION

Our P&C Insurance operations are organized around our four business segments: Safeco Personal Insurance (SPI), Safeco Business Insurance (SBI), Surety and P&C Other. These business segments are a combination of reportable segments that have similar products and services and are managed separately, as described below.

SPI

SPI offers auto, homeowners and other property and specialty insurance products for individuals. The SPI operations are organized around three reportable segments — Auto, Property and Specialty.

Auto — The Auto segment provides coverage for our customers’ liability to others for both bodily injury and property damage, for injuries sustained by our customers and for physical damage to our customers’ vehicles from collision and other hazards.

Property — The Property segment provides homeowners, dwelling fire, earthquake and inland marine coverage for individuals. Our Property coverages protect homes, condominiums and rental property contents against losses from a wide variety of hazards.

Specialty — Our Specialty segment provides individuals with umbrella, motorcycle, recreational vehicle and boat owners insurance.

SBI

SBI offers business owner policies, commercial auto, commercial multi-peril, workers’ compensation, commercial property and general liability policies. SBI’s operations are organized around two segments: SBI Regular and SBI Special Accounts Facility.

SBI Regular — SBI Regular is our core commercial segment, writing a variety of commercial insurance products for small- to mid-sized businesses (customers who pay annual premiums of $250,000 or less). Our principal business insurance products include business owner policies, commercial auto, commercial multi-peril, workers’ compensation, commercial property and general liability insurance.

SBI Special Accounts Facility — SBI Special Accounts Facility writes large-commercial accounts (customers who pay annual premiums of more than $250,000) for our key agents and brokers who sell our core commercial products. We also write three specialty commercial insurance programs, which provide agents’ errors and omissions insurance (predominantly for our agents), property and liability insurance for mini-storage and warehouse properties, and professional and general liability insurance for non-profit social service organizations.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SURETY

We offer surety bonds primarily for construction and commercial businesses.

P&C OTHER

P&C Other includes run-off assumed reinsurance, large-commercial business accounts and commercial specialty programs in run-off our own self-insurance, asbestos and environmental results, run-off religious institutions and other business and programs that we have exited.

CORPORATE

The Corporate segment includes certain transactions such as the interest expense we pay on our debt, debt repurchases, miscellaneous corporate investment income and intercompany eliminations, real estate holdings, contributions to the Foundation and other corporate activities that are not allocated to individual reportable segments.

OUR RESULTS

Our management measures P&C segment profit or loss based on underwriting results and combined ratios. Underwriting profit or loss is our net earned premiums less our losses from claims, LAE and underwriting expenses, on a pretax basis. Combined ratio is our losses, LAE and underwriting expenses divided by our net earned premiums. Management views underwriting results and combined ratios as critical measures to assess the effectiveness of our underwriting activities.

Underwriting results and combined ratios are not a substitute for net income determined in accordance with GAAP.

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables present selected financial information by segment and reconcile segment revenues, underwriting and operating results to amounts reported in our Consolidated Statements of Income:

Revenues

	Year Ended December 31,
	2007	2006	2005

Net Earned Premiums
SPI
Auto	$2,604.8	$2,713.2	$2,820.4
Property	942.3	909.0	913.3
Specialty	115.9	105.4	98.1

Total SPI	3,663.0	3,727.6	3,831.8

SBI
SBI Regular	1,297.8	1,245.4	1,272.2
SBI Special Accounts Facility	261.3	264.2	283.2

Total SBI	1,559.1	1,509.6	1,555.4

Surety	352.9	297.5	260.9
P&C Other	1.0	73.6	157.3

Total Earned Premiums	5,576.0	5,608.3	5,805.4
P&C Net Investment Income	462.2	476.6	460.6

Total P&C Revenues	6,038.2	6,084.9	6,266.0
Corporate	24.5	32.5	24.5
Gains on Sales of Real Estate	—	168.7	—
Net Realized Investment Gains	146.1	3.8	60.4

Total Revenues	$6,208.8	$6,289.9	$6,350.9

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pretax Underwriting Profit (Loss) and Net Income

	Year Ended December 31,
	2007	2006	2005

Underwriting Profit (Loss)
SPI
Auto	$31.8	$244.1	$139.6
Property	126.1	163.7	198.2
Specialty	17.7	29.0	6.9

Total SPI	175.6	436.8	344.7

SBI
SBI Regular	131.8	162.2	144.7
SBI Special Accounts Facility	58.5	68.7	78.7

Total SBI	190.3	230.9	223.4

Surety	148.0	98.4	55.0
P&C Other	(34.1)	(54.4)	(103.9)

Total Underwriting Profit	479.8	711.7	519.2
P&C Net Investment Income	462.2	476.6	460.6
Restructuring and Asset Impairment Charges	(3.1)	(25.7)	(2.7)
P&C Net Realized Investment Gains (Losses)	63.4	(22.0)	63.6

Total P&C	1,002.3	1,140.6	1,040.7
Corporate	(56.3)	(61.1)	(47.8)
Gains on Sales of Real Estate	—	168.7	—
Contributions to Safeco Insurance Foundation	(60.0)	(30.0)	—
Losses on Debt Repurchases	(16.6)	(4.5)	(4.0)
Corporate Net Realized Investment Gains (Losses)	82.7	25.8	(3.2)

Income before Income Taxes	952.1	1,239.5	985.7
Provision for Income Taxes	244.3	359.5	294.6

Net Income	$707.8	$880.0	$691.1

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Combined Ratio

	Year Ended December 31,
	2007	2006	2005

SPI
Auto	98.8%	91.0%	95.1%
Property	86.6	82.0	78.3
Specialty	84.7	72.5	93.0

Total SPI	95.2	88.3	91.0

SBI
SBI Regular	89.8	87.0	88.6
SBI Special Accounts Facility	77.6	74.0	72.2

Total SBI	87.8	84.7	85.6

Surety	58.1	66.9	78.9
P&C Other	*	*	*

Total Combined Ratio +	91.4%	87.3%	91.1%

+	Combined ratios are GAAP basis. Expressed as a percentage, they are equal to losses and expenses divided by net earned premiums.

*	Not meaningful because this is run-off business with minimal premium.

The following table presents total assets, reported on our Consolidated Balance Sheets, by segment:

Assets

	December 31,
	2007	2006

SPI
Auto	$3,713.2	$4,388.1
Property	1,830.9	2,146.8
Specialty	230.4	245.2

Total SPI	5,774.5	6,780.1

SBI
SBI Regular	3,305.6	3,642.1
SBI Special Accounts Facility	618.3	707.0

Total SBI	3,923.9	4,349.1

Surety	818.6	804.2
P&C Other	1,648.7	1,671.1

Total	12,165.7	13,604.5
Corporate	474.7	608.5

Total Assets	$12,640.4	$14,213.0

SAFECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 19:	QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Full Year

Revenues
2007	$1,506.6	$1,539.6	$1,638.2	$1,524.4	$6,208.8
2006(a)	1,561.5	1,535.9	1,659.8	1,532.7	6,289.9

Net Income
2007	$182.5	$186.4	$194.4	$144.5	$707.8
2006(a)	208.2	199.7	255.7	216.4	880.0

Net Income Per Share:
Diluted
2007	$1.71	$1.75	$1.93	$1.56	$6.97
2006(a)	1.69	1.68	2.20	1.96	7.51
Basic
2007	$1.73	$1.76	$1.93	$1.56	$7.01
2006(a)	1.71	1.69	2.21	1.98	7.56

(a)	Includes pretax gains on sales of real estate of $32.8 ($21.3 after tax) in the second quarter of 2006, $122.6 ($79.7 after tax) in the third quarter of 2006 and $13.3 ($8.6 after tax) in the fourth quarter of 2006.

FINANCIAL STATEMENT SCHEDULES
SCHEDULE I: SUMMARY OF INVESTMENTS — OTHER THAN INVESTMENTS IN RELATED PARTIES

	Cost or
	Amortized	Fair	Balance
December 31, 2007	Cost	Value	Sheet
	(In millions)

Fixed Maturities
Bonds
U.S. Government and Agencies	$287.7	$307.8	$307.8
States and Political Subdivisions	4,770.3	4,853.4	4,853.4
Foreign Governments	23.9	30.2	30.2
Public Utilities	235.5	241.1	241.1
Mortgage-Backed Securities	1,002.1	1,012.0	1,012.0
All Other Corporate Bonds	1,275.6	1,299.1	1,299.1
Redeemable Preferred Stocks	20.1	20.3	20.3

Total Fixed Maturities	7,615.2	7,763.9	7,763.9

Marketable Equity Securities
Common Stocks
Public Utilities	40.4	74.4	74.4
Banks, Trust and Insurance Companies	194.2	231.4	231.4
Industrial, Miscellaneous and All Other	580.6	926.4	926.4
Non-Redeemable Preferred Stocks	178.0	170.4	170.4

Total Marketable Equity Securities	993.2	1,402.6	1,402.6
Other Invested Assets(1)	48.6	48.6	48.6

Total Investments	$8,657.0	$9,215.1	$9,215.1

(1)	Other Invested Assets include limited partnerships.

SCHEDULE II: CONDENSED FINANCIAL INFORMATION OF
THE REGISTRANT (PARENT COMPANY)

CONDENSED STATEMENTS OF INCOME

	Year Ended December 31,
	2007	2006	2005
	(In millions)

REVENUES
Dividends
— Non-affiliates	$2.6	$3.0	$0.6
Interest
— Affiliates	1.1	6.6	13.0
— Non-affiliates	19.8	25.6	18.0
Net Realized Investment Gains (Losses)	19.3	(6.5)	(1.2)

Total Revenues	42.8	28.7	30.4

EXPENSES
Interest	68.7	91.4	88.6
Other	14.9	6.1	(5.7)
Losses on Debt Repurchases	16.6	4.5	4.0

Total Expenses	100.2	102.0	86.9

Loss before Income Taxes	(57.4)	(73.3)	(56.5)
Benefit from Income Taxes	(17.8)	(38.4)	(57.3)

Income (Loss) before Equity in Net Income of Subsidiaries	(39.6)	(34.9)	0.8
Equity in Net Income of Subsidiaries	747.4	914.9	690.3

Consolidated Net Income	$707.8	$880.0	$691.1

SCHEDULE II: CONDENSED FINANCIAL INFORMATION OF
THE REGISTRANT (PARENT COMPANY)

CONDENSED BALANCE SHEETS

	December 31,
	2007	2006
	(In millions)

ASSETS
Investments
Stock of Subsidiaries, at Cost Plus Equity in Undistributed Earnings	$3,745.0	$4,705.0
Fixed Maturities Available-for-Sale, at Fair Value (Cost or amortized cost: $163.4; $283.5)	165.0	284.1
Marketable Equity Securities Available-for-Sale, at Fair Value (Cost: $42.5; $97.4)	55.0	92.4
Other Invested Assets	1.6	1.2

Total Investments	3,966.6	5,082.7
Cash and Cash Equivalents	197.6	114.8
Receivables from Affiliated Companies	—	1.2
Accrued Investment Income	5.1	8.8
Current Income Taxes Recoverable	5.4	51.3
Net Deferred Income Tax Assets	6.8	3.1
Other Assets	3.1	10.5
Securities Lending Collateral	10.3	75.0

Total Assets	$4,194.9	$5,347.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest Payable	$14.5	$33.6
Dividends Payable to Shareholders	37.4	31.6
Debt	704.0	1,250.0
Other Liabilities	14.6	13.0
Securities Lending Payable	10.3	75.0

Total Liabilities	780.8	1,403.2

Commitments and Contingencies	—	—
Restricted Stock Rights	21.5	16.3

Preferred Stock, No Par Value
Shares Authorized: 10
Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value
Shares Authorized: 300
Shares Reserved for Stock Awards: 4.3; 4.9
Shares Issued and Outstanding: 89.7; 105.3	—	3.2
Retained Earnings	3,025.3	3,440.5
Accumulated Other Comprehensive Income, Net of Taxes	367.3	484.2

Total Shareholders’ Equity	3,392.6	3,927.9

Total Liabilities and Shareholders’ Equity	$4,194.9	$5,347.4

SCHEDULE II: CONDENSED FINANCIAL INFORMATION OF
THE REGISTRANT (PARENT COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006	2005
	(In millions)

OPERATING ACTIVITIES
Dividends and Interest Received — Affiliates	$1,577.9	$795.0	$507.1
— Non-affiliates	25.5	26.7	15.8
Interest Paid	(82.0)	(91.4)	(86.5)
Income Taxes Received	65.4	94.9	113.2
Other, Net	(0.8)	12.5	16.3

Net Cash Provided by Operating Activities	1,586.0	837.7	565.9

INVESTING ACTIVITIES
Purchases of:
Fixed Maturities Available-for-Sale	(112.3)	(140.9)	(216.4)
Marketable Equity Securities Available-for-Sale	(162.0)	(29.0)	(44.8)
Other Invested Assets	(0.8)	(0.4)	(0.1)
Maturities and Calls of Fixed Maturities Available-for-Sale	48.5	49.5	55.8
Sales of:
Fixed Maturities Available-for-Sale	183.2	156.5	201.5
Marketable Equity Securities Available-for-Sale	200.5	6.9	—
Other Invested Assets	10.4	—	0.3
Retirement of Capital Trust Securities	26.3	—	—
Funds Repaid by Subsidiaries	—	213.5	—
Net Capital (Contributions) Distributions to Subsidiaries	(8.7)	20.6	(3.2)
Securities Lending Collateral Returned (Invested)	(64.7)	84.8	104.5
Other, Net	(0.8)	—	—

Net Cash Provided by Investing Activities	119.6	361.5	97.6

FINANCING ACTIVITIES
Common Stock Reacquired	(1,000.0)	(1,165.2)	(255.9)
Repurchases of Debt	(558.9)	(60.4)	(29.8)
Securities Lending Collateral (Paid) Received	64.7	(84.8)	(104.5)
Dividends Paid to Shareholders	(144.2)	(130.2)	(118.9)
Stock Options Exercised	15.6	86.8	32.8

Net Cash Used in Financing Activities	(1,622.8)	(1,353.8)	(476.3)

Net Increase (Decrease) in Cash and Cash Equivalents	82.8	(154.6)	187.2
Cash and Cash Equivalents at Beginning of Year	114.8	269.4	82.2

Cash and Cash Equivalents at End of Year	$197.6	$114.8	$269.4

SCHEDULE II: CONDENSED FINANCIAL INFORMATION OF
THE REGISTRANT (PARENT COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS
Reconciliation of Net Income to Net Cash Provided by Operating Activities

	Year Ended December 31,
	2007	2006	2005
	(In millions)

Net Income	$707.8	$880.0	$691.1

Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Equity in Net Income of Consolidated Subsidiaries	(747.4)	(914.9)	(690.3)
Dividends and Interest Received from Consolidated Subsidiaries	1,577.9	795.0	507.1
Net Realized Investment (Gains) Losses	(19.3)	6.5	1.2
Amortization and Depreciation	3.8	3.8	4.4
Deferred Income Tax (Benefit) Provision	(1.0)	7.3	(4.3)
Losses on Debt Repurchases	16.6	4.5	4.0
Other, Net	5.5	(6.0)	15.9

Changes in:
Accrued Investment Income	3.7	1.8	8.2
Interest Payable	(19.1)	(2.1)	(0.6)
Current Income Taxes Recoverable	45.9	36.7	52.0
Other Assets and Liabilities	11.6	25.1	(22.8)

Total Adjustments	878.2	(42.3)	(125.2)

Net Cash Provided by Operating Activities	$1,586.0	$837.7	$565.9

As described in Note 1, we issued 866,685 shares to settle an accelerated share repurchase program in the year ended December 31, 2007.

There were no significant non-cash financing or investing activities for the years ended December 31, 2007, 2006 or 2005, except as provided above.

SCHEDULE III:SUPPLEMENTAL INSURANCE INFORMATION

							Amortization	Other
	Deferred	Loss & Loss				Losses	of Deferred	Underwriting
	Policy	Adjustment		Net	Net	and Loss	Policy	and	Net
	Acquisition	Expense	Unearned	Earned	Investment	Adjustment	Acquisition	Operating	Written
Segment	Costs	Reserves	Premiums	Premiums	Income	Expenses	Costs	Costs	Premiums

December 31, 2007
Property & Casualty
SPI
Auto	$99.1	$1,602.2	$634.1	$2,604.8	$145.6	$1,950.0	$390.3	$232.7	$2,581.7
Property	98.2	272.6	534.2	942.3	71.0	543.5	176.0	96.7	972.4
Specialty	9.6	79.9	51.1	115.9	8.9	65.6	20.6	12.0	120.2
SBI
SBI Regular	107.8	1,675.0	656.4	1,297.8	120.3	738.6	213.9	213.5	1,324.1
SBI Special Accounts Facility	21.0	317.6	117.1	261.3	23.1	116.2	47.9	38.7	249.6
Surety	80.0	111.7	236.1	352.9	27.9	60.4	105.5	39.0	388.1
P&C Other	—	1,126.0	11.9	1.0	65.4	46.2	—	(11.1)	3.7
Restructuring and Asset Impairment Charges	—	—	—	—	—	—	—	3.1	—

Total	415.7	5,185.0	2,240.9	5,576.0	462.2	3,520.5	954.2	624.6	5,639.8
Corporate	—	—	—	—	24.5	—	—	157.4	—

Consolidated Totals	$415.7	$5,185.0	$2,240.9	$5,576.0	$486.7	$3,520.5	$954.2	$782.0	$5,639.8

SCHEDULE III: SUPPLEMENTAL INSURANCE INFORMATION

							Amortization	Other
	Deferred	LOSS & Loss				Losses	of Deferred	Underwriting
	Policy	Adjustment		Net	Net	and Loss	Policy	and	Net
	Acquisition	Expense	Unearned	Earned	Investment	Adjustment	Acquisition	Operating	Written
Segment	Costs	Reserves	Premiums	Premiums	Income	Expenses	Costs	Costs	Premiums

December 31, 2006
Property & Casualty
SPI
Auto	$91.7	$1,611.5	$657.4	$2,713.2	$155.9	$1,836.2	$365.0	$267.9	$2,677.7
Property	91.3	282.1	503.7	909.0	73.7	481.0	166.8	97.5	924.2
Specialty	8.6	74.0	46.8	105.4	8.6	44.8	18.6	13.0	110.6
SBI
SBI Regular	101.5	1,615.7	628.8	1,245.4	123.2	654.1	207.0	222.1	1,262.9
SBI Special Accounts Facility	22.2	313.6	129.1	264.2	27.2	103.3	49.6	42.6	267.5
Surety	68.6	58.0	200.2	297.5	22.6	67.4	98.0	33.7	326.3
P&C Other	—	1,216.5	9.3	73.6	65.4	93.0	22.9	12.1	72.7
Restructuring and Asset Impairment Charges	—	—	—	—	—	—	—	25.7	—

Total	383.9	5,171.4	2,175.3	5,608.3	476.6	3,279.8	927.9	714.6	5,641.9
Corporate	—	—	—	—	32.5	—	—	128.1	—

Consolidated Totals	$383.9	$5,171.4	$2,175.3	$5,608.3	$509.1	$3,279.8	$927.9	$842.7	$5,641.9

SCHEDULE III: SUPPLEMENTAL INSURANCE INFORMATION

							Amortization	Other
	Deferred	Loss & Loss				Losses	of Deferred	Underwriting
	Policy	Adjustment		Net	Net	and Loss	Policy	and	Net
	Acquisition	Expense	Unearned	Earned	Investment	Adjustment	Acquisition	Operating	Written
Segment	Costs	Reserves	Premiums	Premiums	Income	Expenses	Costs	Costs	Premiums

December 31, 2005
Property & Casualty
SPI
Auto	$99.2	$1,694.3	$692.6	$2,820.4	$149.7	$2,032.6	$377.2	$271.0	$2,820.0
Property	90.8	305.5	488.8	913.3	71.0	457.8	167.5	89.8	908.2
Specialty	8.0	80.5	41.4	98.1	7.4	63.4	17.0	10.8	101.3
SBI
SBI Regular	97.7	1,502.1	610.7	1,272.2	117.6	698.3	213.3	215.9	1,263.0
SBI Special Accounts Facility	22.0	320.8	124.9	283.2	20.0	119.2	82.6	2.7	275.1
Surety	58.7	17.1	170.5	260.9	17.1	84.8	92.6	28.5	278.4
P&C Other	—	1,437.9	10.9	157.3	77.8	178.9	22.9	59.4	156.1
Restructuring and Asset Impairment Charges	—	—	—	—	—	—	—	2.7	—

Total	376.4	5,358.2	2,139.8	5,805.4	460.6	3,635.0	973.1	680.8	5,802.1
Corporate	—	—	—	—	24.5	—	—	76.3	—

Consolidated Totals	$376.4	$5,358.2	$2,139.8	$5,805.4	$485.1	$3,635.0	$973.1	$757.1	$5,802.1

SCHEDULE VI: SUPPLEMENTAL INFORMATION CONCERNING CONSOLIDATED PROPERTY & CASUALTY INSURANCE OPERATIONS

AFFILIATION WITH REGISTRANT: PROPERTY & CASUALTY SUBSIDIARIES

	December 31,
	2007	2006	2005
	(In millions)

Deferred Policy Acquisition Costs	$415.7	$383.9	$376.4
Loss and Loss Adjustment Expense Reserves	5,185.0	5,171.4	5,358.2
Unearned Premiums	$2,240.9	$2,175.3	$2,139.8

	Year Ended December 31,
	2007	2006	2005

Earned Premiums	$5,576.0	$5,608.3	$5,805.4
Net Investment Income	462.2	476.6	460.6
Losses and Loss Adjustment Expenses Incurred Related to:
Current Year	3,644.1	3,426.0	3,680.9
Prior Years	(123.6)	(146.2)	(45.9)
Amortization of Deferred Policy Acquisition Costs	954.2	927.9	973.1
Paid Losses and Loss Adjustment Expenses	3,505.0	3,461.5	3,531.6
Net Written Premiums	$5,639.8	$5,641.9	$5,802.1

SAFECO CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
	(In millions, except per share amounts)

REVENUES
Net Earned Premiums	$1,375.7	$1,394.0	$2,758.2	$2,761.0
Net Investment Income	112.2	128.2	223.8	255.4
Net Realized Investment Gains	16.5	17.4	10.0	29.8
Service Fees and Other Revenues	13.6	15.2	27.6	29.8

Total Revenues	1,518.0	1,554.8	3,019.6	3,076.0

EXPENSES
Losses and Loss Adjustment Expenses	899.1	858.0	1,795.4	1,706.2
Amortization of Deferred Policy Acquisition Costs	241.2	231.3	483.4	467.5
Other Underwriting and Operating Expenses	175.8	183.0	336.9	341.7
Interest Expense	6.7	22.0	13.8	46.2
Restructuring and Asset Impairment Charges	3.2	1.5	7.8	1.8

Total Expenses	1,326.0	1,295.8	2,637.3	2,563.4

Income before Income Taxes	192.0	259.0	382.3	512.6
Provision for Income Taxes	42.5	72.6	91.0	143.7

Net Income	$149.5	$186.4	$291.3	$368.9

NET INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock — Diluted	$1.65	$1.75	$3.23	$3.46
Net Income Per Share of Common Stock — Basic	$1.66	$1.76	$3.24	$3.49

Dividends Declared Per Share	$0.40	$0.40	$0.80	$0.70

See Condensed Notes to Consolidated Financial Statements.

SAFECO CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(Unaudited)
	(In millions)

ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value (Cost or amortized cost: $7,446.4; $7,615.2)	$7,407.5	$7,763.9
Marketable Equity Securities, at Fair Value (Cost: $1,108.1; $993.2)	1,345.9	1,402.6
Other Invested Assets	53.2	48.6
Short-Term Investments	12.5	—

Total Investments	8,819.1	9,215.1
Cash and Cash Equivalents	544.3	532.0
Accrued Investment Income	108.3	108.4
Premiums and Service Fees Receivable	1,099.3	1,074.7
Deferred Policy Acquisition Costs	428.8	415.7
Reinsurance Recoverables	452.3	461.9
Property and Equipment for Company Use (At cost less accumulated depreciation: $212.1; $204.6)	210.5	214.8
Current Income Taxes Recoverable	9.2	32.3
Net Deferred Income Tax Assets	296.7	157.9
Other Assets	96.1	96.6
Securities Lending Collateral	284.2	331.0

Total Assets	$12,348.8	$12,640.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,166.1	$5,185.0
Unearned Premiums	2,271.7	2,240.9
Debt	504.0	704.0
Other Liabilities	712.1	765.4
Securities Lending Payable	284.2	331.0

Total Liabilities	8,938.1	9,226.3

Commitments and Contingencies	—	—
Restricted Stock Rights	25.8	21.5

Preferred Stock, No Par Value
Shares Authorized: 10
Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value
Shares Authorized: 300
Shares Reserved for Stock Awards: 4.1; 4.3
Shares Issued and Outstanding: 89.9; 89.7	11.5	—
Retained Earnings	3,242.6	3,025.3
Accumulated Other Comprehensive Income, Net of Taxes	130.8	367.3

Total Shareholders’ Equity	3,384.9	3,392.6

Total Liabilities and Shareholders’ Equity	$12,348.8	$12,640.4

See Condensed Notes to Consolidated Financial Statements.

SAFECO CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2008	2007
	(Unaudited)
	(In millions)

OPERATING ACTIVITIES
Insurance Premiums Received	$2,770.4	$2,792.1
Dividends and Interest Received	232.4	269.1
Losses and Loss Adjustment Expenses Paid	(1,807.7)	(1,708.1)
Underwriting, Acquisition and Other Operating Costs Paid	(862.3)	(973.1)
Interest Paid	(17.2)	(43.3)
Income Taxes Paid	(77.3)	(70.3)

Net Cash Provided by Operating Activities	238.3	266.4

INVESTING ACTIVITIES
Purchases of:
Fixed Maturities Available-for-Sale	(383.7)	(805.3)
Marketable Equity Securities Available-for-Sale	(496.0)	(133.8)
Property and Equipment for Company Use	(19.8)	(68.8)
Sales of:
Fixed Maturities Available-for-Sale	133.8	854.9
Marketable Equity Securities Available-for-Sale	402.7	122.2
Real Estate	—	2.1
Maturities and Calls of Fixed Maturities Available-for-Sale	417.9	377.6
Net Change in Short-Term Investments	(12.4)	—
Securities Lending Collateral Returned	46.9	215.9
Sale of Subsidiary, Net of Cash Sold	—	5.0
Other, Net	(0.8)	(0.5)

Net Cash Provided By Investing Activities	88.6	569.3

FINANCING ACTIVITIES
Repayment of Debt	(200.0)	—
Dividends Paid to Shareholders	(72.4)	(63.8)
Stock Options Exercised	4.7	9.7
Securities Lending Collateral Received	(46.9)	(215.9)
Common Shares Reacquired	—	(157.8)

Net Cash Used in Financing Activities	(314.6)	(427.8)

Net Increase in Cash and Cash Equivalents	12.3	407.9
Cash and Cash Equivalents at Beginning of Period	532.0	287.6

Cash and Cash Equivalents at End of Period	$544.3	$695.5

See Condensed Notes to Consolidated Financial Statements.

SAFECO CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS —
Reconciliation of Net Income to Net Cash Provided by Operating Activities

	Six Months Ended June 30,
	2008	2007
	(Unaudited)
	(In millions)

Net Income	$291.3	$368.9
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Net Realized Investment Gains	(10.0)	(29.8)
Amortization of Discount and Accretion of Premium on Fixed Maturities	7.6	13.4
Amortization, Depreciation and Impairments	24.2	27.7
Deferred Income Tax Provision (Benefit)	(11.5)	49.6
Other, Net	8.2	0.2
Changes in:
Accrued Investment Income	0.1	0.7
Premiums and Service Fees Receivable	(24.6)	(50.9)
Current Income Taxes	23.1	21.5
Deferred Policy Acquisition Costs	(13.1)	(29.0)
Loss and Loss Adjustment Expense Reserves	(18.9)	(62.5)
Unearned Premiums	30.8	95.0
Other Assets and Liabilities	(68.9)	(138.4)

Total Adjustments	(53.0)	(102.5)

Net Cash Provided by Operating Activities	$238.3	$266.4

We issued 866,685 shares to settle our accelerated share repurchase program in the six months ended June 30, 2007. There were no other significant non-cash financing or investing activities in the six months ended June 30, 2008 or June 30, 2007.

See Condensed Notes to Consolidated Financial Statements.

SAFECO CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Six Months Ended June 30,
	2008	2007
	(Unaudited)
	(In millions, except share amounts)

COMMON STOCK
Balance at Beginning of Period	$—	$3.2
Shares Issued for Options and Restricted Stock Rights (RSRs) (Includes Taxes of $0.5; $2.6)	4.8	12.3
Share-based Compensation and Vesting of RSRs	6.7	6.8
Shares Reacquired	—	(22.3)

Balance at End of Period	11.5	—

RETAINED EARNINGS
Balance at Beginning of Period	3,025.3	3,440.5
Net Income	291.3	368.9
Dividends Declared	(70.9)	(74.8)
Shares Reacquired	—	(135.5)
Cumulative Effect of Adoption of EITF 06-10	(3.1)	—
Cumulative Effect of Adoption of FIN 48	—	(0.7)

Balance at End of Period	3,242.6	3,598.4

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET OF TAXES
Balance at Beginning of Period	367.3	484.2
Other Comprehensive Loss	(236.5)	(67.3)

Balance at End of Period	130.8	416.9

SHAREHOLDERS’ EQUITY	$3,384.9	$4,015.3

COMMON SHARES OUTSTANDING
Number of Shares Outstanding at Beginning of Period	89,731,146	105,341,791
Shares Issued for Options and Rights	201,819	371,060
Shares Issued for Accelerated Stock Repurchase Settlement	—	866,685
Shares Reacquired	—	(2,521,982)

Number of Shares Outstanding at End of Period	89,932,965	104,057,554

See Condensed Notes to Consolidated Financial Statements.

SAFECO CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
	(In millions)

Net Income	$149.5	$186.4	$291.3	$368.9
Other Comprehensive Loss, Net of Taxes:
Change in Unrealized (Losses) on Available-for-Sale Securities	(55.1)	(43.8)	(228.8)	(44.4)
Reclassification Adjustment for Net Realized Investment (Gains) Included in Net Income	(10.7)	(11.4)	(4.6)	(19.3)
Amortization of Pension and Other Postretirement Benefit Amounts	(1.5)	(1.8)	(3.1)	(3.6)
Derivative Qualifying as Cash Flow Hedge	0.6	(1.0)	—	—

Other Comprehensive Loss	(66.7)	(58.0)	(236.5)	(67.3)

Comprehensive Income	$82.8	$128.4	$54.8	$301.6

See Condensed Notes to Consolidated Financial Statements.

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in millions except for ratios and per share data, unless noted otherwise)

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Safeco Corporation is a Washington corporation operating across the United States. We sell property and casualty insurance to drivers, homeowners and small and mid-sized businesses. We also sell Surety bonds to contractors and businesses. We generate virtually all of our premiums from these activities.

Throughout our Consolidated Financial Statements, we refer to Safeco Corporation and its subsidiaries as “Safeco,” “we” and “our”. We refer to the property and casualty businesses as “Property & Casualty” and “P&C.” We refer to all other activities, primarily the financing of our business activities, as “Corporate.”

BASIS OF PRESENTATION

Our Consolidated Financial Statements and Condensed Notes to the Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements included in our 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC).

We have prepared our Consolidated Financial Statements in conformity with U.S. generally accepted accounting principles (GAAP). Preparing financial statements in conformity with GAAP requires us to make estimates and assumptions that may affect the amounts reported in our Consolidated Financial Statements and Condensed Notes to the Consolidated Financial Statements. Actual results could differ from those estimates.

Our Consolidated Financial Statements include Safeco Corporation and its subsidiaries. We have eliminated all intercompany transactions and balances in our Consolidated Financial Statements.

We made certain reclassifications to prior-year amounts for consistency with our current-year presentation. We reclassified $15.2 from Other Underwriting and Operating Expenses to Service Fees and Other Revenues for the three months ended June 30, 2007 and $29.8 for the six months ended June 30, 2007. These reclassifications did not affect assets, shareholders’ equity, net income or net cash flows from operations.

EARNINGS PER SHARE

For the three months ended June 30, 2008, we excluded 449,000 stock options and Restricted Stock Rights (RSRs), and for the six months ended June 30, 2008, we excluded 504,000 stock options and RSRs from the dilutive earnings per share calculation because their inclusion would have been antidilutive. For the three months ended June 30, 2007, we excluded 428,000 stock options and RSRs from the dilutive earnings per share calculation and for the six months ended June 30, 2007, we excluded 536,000 stock options and RSRs.

Diluted and Basic Average Shares Outstanding and Net Income Per Share were:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

COMPUTATION OF NET INCOME PER SHARE
Net Income	$149.5	$186.4	$291.3	$368.9
Diluted:
Average Number of Common Shares Outstanding	89.9	105.8	89.8	105.7
Additional Common Shares Assumed Issued	0.6	0.5	0.5	0.8

Average Shares Outstanding — Diluted	90.5	106.3	90.3	106.5

Net Income Per Share — Diluted	$1.65	$1.75	$3.23	$3.46

Basic:
Average Number of Common Shares Outstanding	89.9	105.8	89.8	105.7

Income Per Share — Basic	$1.66	$1.76	$3.24	$3.49

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

SECURITIES LENDING

We had a market value of $161.2 of fixed maturities and $117.0 of marketable equity securities loaned at June 30, 2008. We had a market value of $233.3 of fixed maturities and $90.8 of marketable equity securities loaned at December 31, 2007.

SHARE REPURCHASES

In December 2007, we received authorization from our Board of Directors (the Board) to repurchase up to $500.0 of our outstanding common stock in open market purchases. As of June 30, 2008, we purchased no shares under this authorization.

NEW ACCOUNTING STANDARDS

New accounting pronouncements that we have adopted or will adopt in the near future are as follows:

Statement of Financial Accounting Standard (SFAS) 157, “Fair Value Measurements” — In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS 157, which establishes a framework for measuring fair value and requires expanded disclosure about the information used to measure fair value. The statement applies whenever other statements require, or permit, assets or liabilities to be measured at fair value. The statement does not expand the use of fair value in any new circumstances. We adopted this statement as of January 1, 2008, and there was no material impact on our financial condition or results of operations. See Note 3 for the disclosures required by SFAS 157.

SFAS 159, “Fair Value Option for Financial Assets and Financial Liabilities” — In February 2007, the FASB issued SFAS 159, which permits entities to voluntarily choose to measure eligible items at fair value at specified election dates. The election is made on an instrument-by-instrument basis and is irrevocable. If the fair value option is elected for an instrument, the statement specifies that entities report unrealized gains and losses at each subsequent reporting date in earnings. We adopted SFAS 159 on January 1, 2008. The adoption of the statement did not impact our financial condition or results of operations as we did not elect the fair value option for any of our instruments.

Emerging Issues Task Force (EITF) Issue No. 06-10, “Accounting for Collateral Assignment Split Dollar Life Insurance Arrangements” provides guidance on the recognition and measurement of assets and liabilities related to collateral assignment split dollar life insurance arrangements, and requires that such policies be accounted for as post retirement benefits or a deferred compensation plan. We adopted Issue No. 06-10 on January 1, 2008 and the effect of the adoption was a decrease to retained earnings of $3.1.

EITF Issue No. 06-11, “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards” — In June 2007, the EITF reached consensus on Issue No. 06-11, which requires that the tax benefit related to dividends paid on RSRs be recorded as an increase to equity, rather than a reduction in income tax expense. We adopted Issue No. 06-11 as of January 1, 2008 and the effect of the adoption was not material to our financial condition or results of operations.

SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133” — In March 2008, FASB issued SFAS 161, which applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments. The statement requires additional disclosures of the nature, accounting and effect on the financial position, results of operations and cash flow. The statement is effective for fiscal years beginning after November 15, 2008. We do not expect the guidance to have an impact on our financial condition or results of operations.

FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” — In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in earnings allocation in computing earnings per share under the two-class

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

method. The statement is effective for financial statements issued for fiscal years beginning after December 15, 2008. We are currently assessing the impact of the guidance on our financial condition or results of operations.

NOTE 2:	MERGER TRANSACTION

On April 23, 2008, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Liberty Mutual Insurance Company, a Massachusetts stock insurance company (“Liberty Mutual”), and Big Apple Merger Corporation, a Washington corporation and a wholly owned subsidiary of Liberty Mutual (“Merger Sub”).

Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into us and we will continue as the surviving corporation and a wholly owned subsidiary of Liberty Mutual (the “Merger”). At the effective time of the Merger, each outstanding share of our common stock, other than shares owned by us or Liberty Mutual and any dissenting shares in the Merger, will be automatically converted into the right to receive $68.25 in cash, without interest, subject to any applicable withholding tax.

The Merger Agreement has been approved by Safeco’s and Liberty Mutual’s respective Boards of Directors. The consummation of the Merger is subject to a number of customary closing conditions, including, but not limited to, (i) approval of the Merger Agreement by our shareholders, (ii) expiration of termination of the applicable Hart-Scott Rodino Act (“HSR Act”) waiting period, (iii) receipt of specified regulatory consents and approvals, including state insurance department approvals in Washington, Missouri, Illinois, Texas, Indiana, Oregon and California, (iv) the absence of any law, order or injunction prohibiting the consummation of the Merger and (v) the absence of any material governmental litigation seeking to challenge, restrain, or prohibit consummation of the Merger. As of June 3, 2008, the 30-day statutory waiting period under the HSR Act expired.

The Merger Agreement contains certain termination rights for both Safeco and Liberty Mutual, and further provides that, upon termination of the Merger Agreement under specified circumstances, Safeco may be required to pay Liberty Mutual a termination fee of $182.5.

Following the announcement that we had entered into a merger agreement with Liberty Mutual and Merger Sub, the outlook for our credit ratings was updated by A.M. Best, Standard and Poor’s, Moody’s Investors and Fitch Rating, which left us on a negative rating watch. All agencies have indicated that their ratings outlook would be revised upon the closing of the transaction in the third quarter of 2008.

The transaction is not subject to financing contingencies and is expected to close by the end of the third quarter of 2008. The Merger Agreement does not restrict our ability to declare or pay dividends. The Merger is contingent upon approval by a two-thirds vote of our shares outstanding at our annual meeting scheduled to be held July 29, 2008.

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

NOTE 3:	INVESTMENTS

FIXED MATURITIES AND MARKETABLE EQUITY SECURITIES

The following tables summarize our fixed maturities and marketable equity securities:

				Net
	Cost or	Gross	Gross	Unrealized
	Amortized	Unrealized	Unrealized	Gains
June 30, 2008	Cost	Gains	Losses	(Losses)	Fair Value

Fixed Maturities:
U.S. Government and Agencies	$251.4	$17.8	$(0.6)	$17.2	$268.6
States and Political Subdivisions	4,882.9	85.4	(141.6)	(56.2)	4,826.7
Foreign Governments	18.9	5.2	—	5.2	24.1

Corporate Securities:
Banks	137.2	3.6	(0.5)	3.1	140.3
Utilities	100.2	1.3	(0.8)	0.5	100.7
Diversified Financial Services	397.6	4.8	(6.6)	(1.8)	395.8
Other	769.9	16.7	(8.7)	8.0	777.9

Total Corporate Securities	1,404.9	26.4	(16.6)	9.8	1,414.7
Mortgage-Backed Securities	888.3	8.6	(23.5)	(14.9)	873.4

Total Fixed Maturities	7,446.4	143.4	(182.3)	(38.9)	7,407.5
Marketable Equity Securities	1,108.1	264.4	(26.6)	237.8	1,345.9

Total	$8,554.5	$407.8	$(208.9)	$198.9	$8,753.4

	Cost or	Gross	Gross	Net
	Amortized	Unrealized	Unrealized	Unrealized
December 31, 2007	Cost	Gains	Losses	Gains	Fair Value

Fixed Maturities:
U.S. Government and Agencies	$290.2	$20.3	$(0.2)	$20.1	$310.3
States and Political Subdivisions	4,770.3	135.3	(52.2)	83.1	4,853.4
Foreign Governments	23.9	6.3	—	6.3	30.2
Corporate Securities:
Banks	150.4	4.9	(0.2)	4.7	155.1
Utilities	236.7	6.3	(0.6)	5.7	242.4
Diversified Financial Services	379.0	6.9	(2.2)	4.7	383.7
Other	762.6	18.4	(4.2)	14.2	776.8

Total Corporate Securities	1,528.7	36.5	(7.2)	29.3	1,558.0
Mortgage-Backed Securities	1,002.1	16.7	(6.8)	9.9	1,012.0

Total Fixed Maturities	7,615.2	215.1	(66.4)	148.7	7,763.9
Marketable Equity Securities	993.2	423.5	(14.1)	409.4	1,402.6

Total	$8,608.4	$638.6	$(80.5)	$558.1	$9,166.5

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

The following tables illustrate the gross unrealized losses and fair values for our investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2008 and December 31, 2007:

	June 30, 2008
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Losses	Value	Losses	Value	Losses

Fixed Maturities:
U.S. Government and Agencies	$19.2	$(0.6)	$—	$—	$19.2	$(0.6)
States and Political Subdivisions	1,701.1	(56.2)	1,106.4	(85.4)	2,807.5	(141.6)
Foreign Governments	0.6	—	—	—	0.6	—
Corporate Securities	566.0	(13.5)	61.9	(3.1)	627.9	(16.6)
Mortgage-Backed Securities	421.4	(18.9)	81.3	(4.6)	502.7	(23.5)

Total Fixed Maturities	2,708.3	(89.2)	1,249.6	(93.1)	3,957.9	(182.3)
Marketable Equity Securities	425.4	(26.6)	—	—	425.4	(26.6)

Total	$3,133.7	$(115.8)	$1,249.6	$(93.1)	$4,383.3	$(208.9)

	December 31, 2007
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Losses	Value	Losses	Value	Losses

Fixed Maturities:
U.S. Government and Agencies	$13.4	$(0.1)	$2.2	$(0.1)	$15.6	$(0.2)
States and Political Subdivisions	1,768.5	(50.7)	62.6	(1.5)	1,831.1	(52.2)
Foreign Governments	—	—	1.3	—	1.3	—
Corporate Securities	304.0	(5.0)	153.0	(2.2)	457.0	(7.2)
Mortgage-Backed Securities	176.3	(4.5)	265.7	(2.3)	442.0	(6.8)

Total Fixed Maturities	2,262.2	(60.3)	484.8	(6.1)	2,747.0	(66.4)
Marketable Equity Securities	194.1	(14.1)	—	—	194.1	(14.1)

Total	$2,456.3	$(74.4)	$484.8	$(6.1)	$2,941.1	$(80.5)

We reviewed all of our investments with unrealized losses as of December 31, 2007 and June 30, 2008. For all investments other than those for which we recognized an impairment charge, our evaluation determined that their declines in fair value were temporary and we have the intent and ability to hold these securities until they recover in value. In our review, we considered:

•	How long and by how much the fair value of the security has been below its cost or amortized cost

•	The current financial condition and future prospects of the issuer of the security, including any specific events that may affect its operations or earnings potential

•	Our intent and ability to keep the security long enough for us to recover its value

•	Any downgrades of the security by a rating agency

•	Any reduction or elimination of dividends or non-payment of scheduled interest payments

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

NET INVESTMENT INCOME

The following table summarizes our net investment income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Interest on Fixed Maturities:
Taxable	$42.6	$60.4	$87.2	$124.7
Non-Taxable	55.6	53.8	111.8	106.9
Dividends:
Marketable Equity Securities	11.5	7.8	21.5	15.3
Redeemable Preferred Stock	0.2	1.5	1.5	2.9
Other	4.3	6.5	6.4	9.2

Total Investment Income	114.2	130.0	228.4	259.0
Investment Expenses	(2.0)	(1.8)	(4.6)	(3.6)

Net Investment Income	$112.2	$128.2	$223.8	$255.4

The decrease in net investment income in the three and six months ended June 30, 2008 compared with the same periods in 2007 was a result of an overall lower invested asset base due primarily to the sale of securities to fund our debt maturity and redemption, share repurchases and the special dividend paid by our insurance subsidiaries to Safeco Corporation in 2007 that has not been reinvested.

NET REALIZED INVESTMENT GAINS

The following table summarizes our net realized investment gains:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net Realized Investment Gains (Losses) from:
Fixed Maturities	$1.6	$0.8	$(14.8)	$2.9
Marketable Equity Securities	11.2	6.4	21.6	10.9
Other	3.7	10.2	3.2	16.0

Net Realized Investment Gains	$16.5	$17.4	$10.0	$29.8

The decrease in net realized investment gains is primarily due to realized losses on impaired securities partially offset by net realized gains on the sale of marketable equity securities. We recognized net realized losses on impaired securities of $40.4 during the three months ended June 30, 2008 and $83.2 during the six months ended June 30, 2008 due to credit-related events in connection with recent volatility in the credit markets. The impairment losses included $21.7 related to securities that became impaired during the three months ended June 30, 2008 and $45.6 during the six months ended June 30, 2008. The impairment losses also included $18.7 for the three months ended June 30, 2008 and $37.6 for the six months ended June 30, 2008 related to additional impairments of securities initially impaired in prior periods. We recognized net realized gains $44.6 on sales of marketable equity securities during the three months ended June 30, 2008 and $80.6 during the six months ended June 30, 2008 primarily due to sales of securities to restructure and reduce exposure in the marketable equity portfolio and increase our investment in international securities.

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

The following tables summarize the proceeds from sales of our investments and components of the related gains before taxes:

	Fixed
	Maturities	Marketable
	Available	Equity
Three Months Ended June 30, 2008	for-Sale	Securities	Other	Total

Proceeds from Sales	$62.2	$160.3	$2.3	$224.8

Gross Realized Investment Gains	1.8	50.2	—	52.0
Gross Realized Investment Losses	(0.6)	(5.6)	—	(6.2)

Net Realized Investment Gains from Sales	1.2	44.6	—	45.8
Impairments	(7.0)	(33.4)	—	(40.4)
Other, Including Gains on Calls and Redemptions	7.4	—	3.7	11.1

Net Realized Investment Gains	$1.6	$11.2	$3.7	$16.5

	Fixed
	Maturities	Marketable
	Available	Equity
Three Months Ended June 30, 2007	for-Sale	Securities	Other	Total

Proceeds from Sales	$399.1	$55.2	$11.6	$465.9

Gross Realized Investment Gains	2.0	6.4	—	8.4
Gross Realized Investment Losses	(1.4)	—	—	(1.4)

Net Realized Investment Gains from Sales	0.6	6.4	—	7.0
Impairments	(2.9)	—	—	(2.9)
Other, Including Gains on Calls and Redemptions	3.1	—	10.2	13.3

Net Realized Investment Gains	$0.8	$6.4	$10.2	$17.4

	Fixed
	Maturities	Marketable
	Available	Equity
Six Months Ended June 30, 2008	for-Sale	Securities	Other	Total

Proceeds from Sales	$133.8	$402.7	$29.3	$565.8

Gross Realized Investment Gains	3.4	92.5	—	95.9
Gross Realized Investment Losses	(2.4)	(11.9)	—	(14.3)

Net Realized Investment Gains from Sales	1.0	80.6	—	81.6
Impairments	(24.2)	(59.0)	—	(83.2)
Other, Including Gains on Calls and Redemptions	8.4	—	3.2	11.6

Net Realized Investment Gains (Losses)	$(14.8)	$21.6	$3.2	$10.0

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

	Fixed
	Maturities	Marketable
	Available	Equity
Six Months Ended June 30, 2007	For-Sale	Securities	Other	Total

Proceeds from Sales	$854.9	$122.2	$21.0	$998.1

Gross Realized Investment Gains	4.1	15.0	—	19.1
Gross Realized Investment Losses	(1.9)	(2.3)	—	(4.2)

Net Realized Investment Gains from Sales	2.2	12.7	—	14.9
Impairments	(3.5)	(1.8)	—	(5.3)
Other, Including Gains on Calls and Redemptions	4.2	—	16.0	20.2

Net Realized Investment Gains	$2.9	$10.9	$16.0	$29.8

NOTE 4:	FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value, as defined by SFAS 157, is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS 157 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities that are traded in an active exchange market.

•	Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt and equity securities with quoted prices that are traded less frequently than exchange-traded instruments, or whose prices are based on comparable securities with quoted market prices, and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes U.S. Government securities, mortgage and asset-backed securities, corporate debt and equity securities, municipal bonds and derivative contracts.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We classify financial instruments in Level 3 of the fair value hierarchy when there is reliance on at least one significant unobservable input to the valuation model. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar valuation techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category primarily includes private equity investments, and privately placed or infrequently traded debt securities.

Valuations of derivative assets and liabilities reflect the value of the instrument including the values associated with counterparty risk. The issuance of SFAS 157 clarified that these values must also take into account our own credit standing, thus including in the valuation of the derivative instrument the value of the net credit differential between the counterparties to the derivative contract. Effective January 1, 2008, we updated our methodology to calculate the impact of both the counterparty’s and our own credit standing. The net impact was not material to our financial condition or results of operations.

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Determining the Fair Value of Our Investments — For the majority of our investments, we use quoted market prices or available public market price information to determine the fair value. When such information is not available, as is the case for securities that are not publicly traded, we use other valuation techniques. These techniques include:

•	Using independent pricing sources, including brokers

•	Evaluating discounted cash flows

•	Identifying comparable securities with quoted market prices based on industry sector, credit quality and maturity

•	Using internally prepared valuations based on certain modeling and pricing methods

The following table presents the assets measured at fair value on a recurring basis for each of the fair value hierarchy levels:

				Assets
	Fair Value Measurement Inputs			at Fair
June 30, 2008	Level 1	Level 2	Level 3	Value

Assets
Available-for-Sale Fixed Maturities	$30.6	$7,273.3	$103.6	$7,407.5
Available-for-Sale Marketable Equity Securities	871.8	392.9	81.2	1,345.9
Other Invested Assets(1)	—	10.5	—	10.5
Short Term Investments	—	12.5	—	12.5
Derivative Assets(2)	—	4.0	—	4.0

Total Assets	$902.4	$7,693.2	$184.8	$8,780.4

(1)	Excludes investments in limited partnerships which are not carried at fair value on a recurring basis.

(2)	The fair value of the interest rate swap is reported as an offset to Debt on the Consolidated Balance Sheets.

The table below reconciles all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the three months ended June 30, 2008:

							Change in
							Unrealized
		Total Realized/ Unrealized					Gains/
		Gains or Losses					(Losses)
			Included in				Related to
	Balance at	Included in	Accumulated	Purchases,	Net Transfers	Balance at	Assets
	March 31,	Comprehensive	Other	Issuances and	in and/or Out	June 30,	Held at
June 30, 2008	2008	Earnings(1)	Income(1)	Settlements	of Level 3	2008	June 30, 2008(2)

Available-For-Sale Fixed Maturities	$88.3	$(0.1)	$(2.1)	$0.3	$17.2	$103.6	$2.8
Available-For-Sale Marketable Equity Securities	79.8	—	0.2	1.2	—	81.2	0.2

Total	$168.1	$(0.1)	$(1.9)	$1.5	$17.2	$184.8	$3.0

(1)	We included $0.1 in Net Realized Investment Gains in our Consolidated Statement of Income for the three months ended June 30, 2008, which includes $0.1 of net realized losses for securities that became impaired during the period.

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

(2)	Of the total $3.0 change in unrealized gains/(losses) for Level 3 assets held at June 30, 2008, there were no amounts included in earnings for the three months ended June 30, 2008 and no amounts were reported in Net Realized Investment Gains in the Consolidated Statements of Income.

The table below reconciles all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the six months ended June 30, 2008:

							Change in
							Unrealized
		Total Realized/ Unrealized					Gains/
		Gains or Losses					(Losses)
			Included in				Related to
			Accumulated				Assets
	Balance at		Other	Purchases,	Net Transfers	Balance at	Held at
	January 1,	Included in	Comprehensive	Issuances and	in and/or Out	June 30,	June 30,
June 30, 2008	2008	Earnings(1)	Income(1)	Settlements	of Level 3	2008	2008(2)

Available-For-Sale Fixed Maturities	$107.8	$(7.6)	$4.1	$7.4	$(8.1)	$103.6	$(3.5)
Available-For-Sale Marketable Equity Securities	78.5	—	1.5	1.2	—	81.2	1.5

Total	$186.3	$(7.6)	$5.6	$8.6	$(8.1)	$184.8	$(2.0)

(1)	We included $7.6 in Net Realized Investment Gains in our Consolidated Statement of Income for the six months ended June 30, 2008, which includes $7.5 of net realized losses for securities that became impaired during the period and were transferred out of Level 3 to Level 2 during the period.

(2)	Of the total $(2.0) change in unrealized gains/(losses) for Level 3 assets held at June 30, 2008, $(0.1) was included in earnings for the six months ended June 30, 2008 and reported in Net Realized Investment Gains in the Consolidated Statements of Income.

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

NOTE 5:	LOSS AND LAE RESERVES

The following table analyzes the changes in our loss and loss adjustment expense (LAE) reserves for the six months ended June 30, 2008 and 2007. We report changes in estimated reserves in the Consolidated Statements of Income in the period we make the change:

	Six Months Ended
	June 30,
	2008	2007

Loss and LAE Reserves at Beginning of Period	$5,185.0	$5,171.4
Less Reinsurance Recoverables on Unpaid Losses, Net of Allowance	413.1	415.0

Net Balance at Beginning of Period	4,771.9	4,756.4

Incurred Loss and LAE for Claims Occurring During:
Current Year	1,859.6	1,754.2
Prior Years	(64.2)	(48.0)

Total Incurred Loss and LAE	1,795.4	1,706.2

Loss and LAE Payments for Claims Occurring During:
Current Year	825.3	763.9
Prior Years	945.3	1,007.8

Total Loss and LAE Payments	1,770.6	1,771.7

Net Balance at End of Period	4,796.7	4,690.9
Plus Reinsurance Recoverables on Unpaid Losses, Net of Allowance	369.4	418.0

Loss and LAE Reserves at End of Period	$5,166.1	$5,108.9

In the first six months of 2008, we reduced our estimates for prior years’ loss and LAE by $64.2. This total decrease included:

•	$36.7 reduction in surety reserves due to a fewer-than-expected number of claims

•	$24.4 increase in commercial auto reserves related to greater-than-expected severity

•	$13.6 increase in asbestos primarily due to unfavorable settlement activity on large claims

•	$13.2 reduction in construction defect claims due to fewer-than-expected number of claims

•	$11.6 reduction in commercial umbrella reserves due to fewer-than-expected number of claims

•	$9.9 reduction in personal auto reserves due to lower-than-expected severity

•	$9.1 reduction in small business multiple peril reserves primarily due to lower-than-expected severity

•	$9.1 reduction in commercial property reserves related to lower-than-expected severity

•	$12.6 reduction in a number of lines due to emerging claim trends and related loss data, including unallocated LAE

In the first six months of 2007, we reduced our estimates for prior years’ loss and LAE by $48.0. This total decrease included:

•	$22.8 reduction in surety reserves due to a fewer-than-expected number of claims

•	$12.9 reduction in catastrophe related reserves, primarily in property reserves, reflecting decreases in severity estimates principally related to hurricanes that occurred in 2005

•	$11.5 increase in asbestos reserves related to our participation in reinsurance pools

•	$10.2 reduction in workers’ compensation reserves due to lower-than expected severity

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CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

•	$13.6 reduction in a number of lines due to emerging claim trends and related loss data, including unallocated LAE

NOTE 6:	DEBT

The following table shows the total principal amount, current and long-term portions, interest rates and maturities of our debt:

	June 30, 2008			December 31, 2007
	Total	Current	Long-Term	Total	Current	Long-Term

4.200% Notes due 2008	$—	$—	$—	$200.0	$200.0	$—
4.875% Notes due 2010	300.0	—	300.0	300.0	—	300.0
7.250% Notes due 2012	204.0	—	204.0	204.0	—	204.0

Total Debt	$504.0	$—	$504.0	$704.0	$200.0	$504.0

We repaid $200.0 in principal amount of 4.200% senior notes that matured on February 1, 2008.

We maintain a bank credit facility of $300.0 available, which expires March 2010. The terms of the bank credit facility require us to pay a fee to have these funds available, maintain a minimum level of $2,700.0 shareholders’ equity plus 50% of accumulated net income, and keep our debt-to-capitalization ratio below a maximum of 37.5%. This facility does not require us to maintain any deposits as compensating balances. As of June 30, 2008, we had no borrowings under the bank credit facility and we were in compliance with all its covenants.

NOTE 7:	COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

In common with the insurance and financial service industries in general, we are subject to legal actions filed or threatened, including punitive damages, in the ordinary course of our operations. Generally, our involvement in legal actions involves defending third-party claims brought against our insureds (in our role as liability insurer) or principals of surety bonds and defending policy coverage claims brought against us.

Litigation arising from claims settlement activities is generally considered in the establishment of our reserve for Loss and Loss Adjustment Expenses (LAE). However, in certain circumstances, we may deem it necessary to provide disclosure due to the size or nature of the potential liability to us.

Based on information currently known to us, we believe that the ultimate outcomes of any pending matters are not likely to have a material adverse effect on our financial position or results from operations.

On May 9, 2008, a purported class action complaint, Loren v. Brown, et al, Action No. CV80733 RSM, was filed against Safeco and its directors, allegedly on behalf of Safeco shareholders, in the United States District Court for the Western District of Washington. The complaint alleges, among other matters, that the terms on which the Safeco board of directors agreed for Safeco to be acquired by Liberty Mutual constitute a breach of the directors’ fiduciary and other duties due to the inadequacy of the consideration to be received by the class and the defendants’ alleged failure to explore other alternatives. The complaint seeks injunctive and other relief against consummation of the merger and unspecified monetary damages.

On June 2, 2008 a purported class action complaint on behalf of Safeco’s shareholders, Gotham Investors v. Reynolds, et al., was filed against Safeco, Safeco’s directors and Liberty Mutual in King County, Washington Superior Court. That action was subsequently removed by defendants to the U.S. District Court for the Western District of Washington where it bears No. 2:08-cv-980. The complaint alleges that the merger agreement advances the interests of Safeco’s directors and Liberty Mutual at the expense of Safeco shareholders, principally because of an alleged failure to explore other possible transactions, and that the preliminary proxy statement filed by Safeco on or about May 23, 2008, was deficient in failing to disclose the amount of the compensation received by Morgan Stanley for its prior work on behalf of Liberty Mutual and

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CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

its expectation of future work, as well as certain details of the methodologies used in assessing the consideration to be received pursuant to the merger agreement.

The plaintiffs, Safeco and Liberty Mutual entered into a memorandum of understanding reflecting a settlement in principle of the complaints in the Loren v. Brown, et al. and Gotham Investors v. Reynolds, et al. actions on June 24, 2008. In connection with the settlement, (1) Safeco has included certain additional disclosures in its proxy statement and (2) Liberty Mutual has agreed that for the six month period beginning on the date of closing of the Merger, Liberty Mutual will not, and will use its reasonable best efforts to cause its affiliates not to, consummate any transaction in which it sells 90% or more of Safeco’s assets (as existing on the date of consummation of the Merger) to an unaffiliated third party, whether by merger, consolidation, or otherwise, for an amount in excess of 120% of the amount that Liberty Mutual paid in connection with the Merger (including transaction costs incurred by Liberty Mutual and Safeco and any debt assumed or issued in connection with the Merger), which is referred to as a flip transaction, unless Liberty Mutual pays or causes to be paid to the members of the shareholder class an amount equal to 10% of any amount in excess of 120% of the amount that Liberty Mutual paid in connection with the merger (including transaction costs incurred by Liberty Mutual and Safeco and any debt assumed or issued in connection with the merger), up to a maximum payment of $15.0.

The settlement will not affect the amount or form of the merger consideration that Safeco shareholders are entitled to receive in the proposed merger or otherwise modify the terms of the transaction, other than in connection with the consummation of a flip transaction as described above. Under the terms of the settlement, the parties have agreed to enter into a stipulation of settlement that will dismiss the claims in the two complaints with prejudice and release the defendants, Liberty Mutual, Safeco, and the current and former directors of Safeco, and their current and former affiliates, representatives and advisors from all of the claims that were or could have been brought in the settled litigation, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith. Liberty Mutual has agreed to pay on behalf of all of the defendants without contribution from them the sum of $850,000 to plaintiffs’ counsel for attorneys’ fees and expenses within five business days after final dismissal of the two actions. The settlement will be contingent upon, among other things, confirmatory due diligence, consummation of the merger and final court approval.

NOTE 8:	RESTRUCTURING AND ASSET IMPAIRMENT CHARGES

In 2008, we began implementation of a restructuring initiative that includes activities related to corporate reorganization, real estate consolidation and business process outsourcing. As a result of this plan, approximately 350 positions will be eliminated. We anticipate that this plan will be completed by the middle of 2009.

Charges have been recognized and accrued as restructuring and asset impairment charges and allocated to our reportable segments in accordance with SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities,” and SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Other costs that do not meet the criteria for accrual are being expensed as restructuring charges when we incur them.

For the remainder of 2008, we will incur lease termination and employee relocation costs in connection with our real estate consolidation efforts. Costs associated with lease termination and employee relocation are measured at fair value and reported as a liability on our Consolidated Balance Sheets.

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Total estimated costs we expect to incur in connection with the restructuring, including costs incurred in the three and six months ended June 30, 2008 are as follows:

		Costs Incurred
	Total	Three Months	Six Months
	Expected	Ended	Ended
	Costs	June 30, 2008	June 30, 2008

Employee Termination Benefits	$10.7	$3.0	$7.6
Asset Impairment	1.9	—	—
Lease Termination and Other Costs	9.7	0.2	0.2

Total	$22.3	$3.2	$7.8

These costs are allocated to reportable segments as follows:

		Costs Incurred
	Total	Three Months	Six Months
	Expected	Ended	Ended
	Costs	June 30, 2008	June 30, 2008

Safeco Personal Insurance (SPI)
Auto	$10.0	$1.4	$3.5
Property	4.0	0.6	1.4
Specialty	0.5	0.1	0.2

Total SPI	14.5	2.1	5.1

Safeco Business Insurance (SBI)
SBI Regular	5.2	0.8	1.8
SBI Special Accounts Facility	1.0	0.1	0.3

Total SBI	6.2	0.9	2.1

Surety	1.6	0.2	0.6
Other	—	—	—

Total	$22.3	$3.2	$7.8

Activity related to restructuring charges for the six months ended June 30, 2008 was as follows:

	Accrual at			Accrual at
	December 31,	Costs	Amounts	June 30,
	2007	Incurred	Paid	2008

Employee Termination Benefits	$—	$7.6	$5.8	$1.8
Asset Impairment	—	—	—	—
Lease Termination and Other Costs	—	0.2	0.2	—

Total	$—	$7.8	$6.0	$1.8

NOTE 9:	SEGMENT INFORMATION

Our P&C Insurance operations are organized around our four business segments: Safeco Personal Insurance (SPI), Safeco Business Insurance (SBI), Surety and P&C Other. These business segments are a combination of reportable segments that have similar products and services and are managed separately, as described below.

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

SPI

SPI offers auto, homeowners and other property and specialty insurance products for individuals. The SPI operations are organized around three reportable segments — Auto, Property and Specialty.

Auto — The Auto segment provides coverage for our customers’ liability to others for both bodily injury and property damage, for injuries sustained by our customers and for physical damage to our customers’ vehicles from collision and other hazards.

Property — The Property segment provides homeowners, dwelling fire, earthquake and inland marine coverage for individuals. Our Property coverages protect homes, condominiums and rental property contents against losses from a wide variety of hazards.

Specialty — Our Specialty segment provides individuals with umbrella, motorcycle, recreational vehicle and boat owners insurance.

SBI

SBI offers business owner policies, commercial auto, commercial multi-peril, workers’ compensation, commercial property and general liability policies. SBI’s operations are organized around two segments: SBI Regular and SBI Special Accounts Facility.

SBI Regular — SBI Regular is our core commercial segment, writing a variety of commercial insurance products for small- to mid-sized businesses (customers who pay annual premiums of $250,000 or less). Our principal business insurance products include business owner policies, commercial auto, commercial multi-peril, workers’ compensation, commercial property and general liability insurance.

SBI Special Accounts Facility — SBI Special Accounts Facility writes large-commercial accounts (customers who pay annual premiums of more than $250,000) for our key agents and brokers who sell our core commercial products. We also write three specialty commercial insurance programs, which provide agents’ errors and omissions insurance (predominantly for our agents), property and liability insurance for mini-storage and warehouse properties, and professional and general liability insurance for non-profit social service organizations.

SURETY

We offer surety bonds primarily for construction and commercial businesses. Our principal surety products are issued through a credit-based underwriting process primarily to medium to large-sized contractors and large commercial businesses. Contract surety bonds are generally for public works projects and are required by federal, state and local governments. Commercial bonds include surety bonds other than contract bonds, and generally cover obligations required by regulation or law.

P&C OTHER

P&C Other includes run-off assumed reinsurance, large-commercial business accounts and commercial specialty programs in runoff, our own self insurance, asbestos and environmental results, run-off religious institutions and other business and programs that we have exited.

CORPORATE

The Corporate segment includes certain transactions such as the interest expense we pay on our debt, debt repurchases, miscellaneous corporate investment income and intercompany eliminations, real estate holdings, contributions to the Safeco Insurance Foundation (the Foundation), merger-related expenses and other corporate activities that are not allocated to individual reportable segments.

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

OUR RESULTS

Our management measures P&C segment profit or loss based on underwriting results and combined ratios. Underwriting profit or loss is our net earned premiums less our losses from claims, LAE and underwriting expenses, net of Other Revenues on a pretax basis. Combined ratio is our losses, LAE and underwriting expenses divided by our net earned premiums. Management views underwriting results and combined ratios as critical measures to assess the effectiveness of our underwriting activities.

Underwriting results, combined ratios, and segment measures are not a substitute for consolidated net income determined in accordance with GAAP.

The following tables present selected financial information by segment and reconcile segment revenues, underwriting and operating results to amounts reported in our Consolidated Statements of Income:

Revenues

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net Earned Premiums
SPI
Auto	$615.0	$657.0	$1,240.0	$1,307.7
Property	248.6	232.8	491.7	459.5
Specialty	30.9	28.7	60.6	55.9

Total SPI	894.5	918.5	1,792.3	1,823.1

SBI
SBI Regular	322.3	322.4	646.8	636.2
SBI Special Accounts Facility	58.9	66.0	120.3	131.3

Total SBI	381.2	388.4	767.1	767.5

Surety	99.3	85.8	196.6	169.4
P&C Other	0.7	1.3	2.2	1.0

Total Net Earned Premiums	1,375.7	1,394.0	2,758.2	2,761.0
P&C Net Investment Income	109.5	120.1	218.7	241.2
Service Fees and Other Revenues	13.6	14.9	27.4	28.3

Total P&C Revenues	1,498.8	1,529.0	3,004.3	3,030.5
Corporate Net Investment Income	2.7	8.1	5.1	14.2
Net Realized Investment Gains	16.5	17.4	10.0	29.8
Corporate Other Revenue	—	0.3	0.2	1.5

Total	$1,518.0	$1,554.8	$3,019.6	$3,076.0

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Pretax Underwriting Profit (Loss) and Net Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Underwriting Profit (Loss)
SPI
Auto	$33.6	$17.3	$36.7	$34.5
Property	(1.6)	37.1	9.8	81.9
Specialty	4.0	5.3	12.0	14.0

Total SPI	36.0	59.7	58.5	130.4

SBI
SBI Regular	(0.8)	31.8	14.5	67.6
SBI Special Accounts Facility	0.2	20.1	9.9	33.2

Total SBI	(0.6)	51.9	24.4	100.8

Surety	54.7	37.3	94.9	73.1
P&C Other	(7.9)	(5.2)	0.8	(21.3)

Total Underwriting Profit	82.2	143.7	178.6	283.0
P&C Net Investment Income	109.5	120.1	218.7	241.2
Restructuring and Asset Impairment Charges	(3.2)	(1.5)	(7.8)	(1.8)
P&C Net Realized Investment Gains	15.1	7.6	—	14.2

Total P&C	203.6	269.9	389.5	536.6
Corporate	(4.1)	(20.7)	(8.3)	(39.6)
Corporate Net Realized Investment Gains	1.4	9.8	10.0	15.6
Merger Related Costs	(8.9)	—	(8.9)	—

Income before Income Taxes	192.0	259.0	382.3	512.6
Provision for Income Taxes	42.5	72.6	91.0	143.7

Net Income	$149.5	$186.4	$291.3	$368.9

SAFECO CORPORATION

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

COMBINED RATIOS +

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,
	2008	2007	2008	2007

SPI
Auto	94.5%	97.4%	97.0%	97.4%
Property	100.6	84.0	98.0	82.2
Specialty	87.0	81.6	80.1	74.9

Total SPI	96.0	93.5	96.7	92.8

SBI
SBI Regular	100.2	90.2	97.8	89.4
SBI Special Accounts Facility	99.7	69.5	91.8	74.7

Total SBI	100.2	86.6	96.8	86.9

Surety	44.9	56.4	51.7	56.8
P&C Other	*	*	*	*

Total Combined Ratio	94.0%	89.7%	93.5	89.8%

+	Combined ratios are expressed as a percentage equal to losses and expenses divided by net earned premiums. Service Fees and Other Revenues are included as a reduction of Other Underwriting and Operating Expenses for purposes of calculating our Combined Ratio.

*	Not meaningful because this is a runoff business with declining premium.